                                                                    EXHIBIT 10.1




                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                       COMMERCIAL NET LEASE REALTY, INC.


                                      AND


                           NET LEASE REALTY II, INC.


                                      AND


                           CNL REALTY ADVISORS, INC.


                                      AND


                 THE STOCKHOLDERS OF CNL REALTY ADVISORS, INC.



                                 MAY 15, 1997

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                    NUMBER
ARTICLE 1 DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

     1.1  Terms Defined in this Agreement   . . . . . . . . . . . . . . . . . .       2

ARTICLE 2 THE MERGER; EFFECTIVE TIME; CLOSING   . . . . . . . . . . . . . . . .       7

     2.1  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

     2.2  Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

     2.3  The Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

ARTICLE 3 ARTICLES OF INCORPORATION, BY-LAWS AND DIRECTORS AND
     OFFICERS OF SURVIVING CORPORATION  . . . . . . . . . . . . . . . . . . . .       8

     3.1  Articles of Incorporation   . . . . . . . . . . . . . . . . . . . . .       8

     3.2  By-Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

     3.3  Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . .       8

ARTICLE 4 SHARE CONSIDERATION; CONVERSION OR CANCELLATION OF
     SHARES IN MERGER; PURCHASE PRICE   . . . . . . . . . . . . . . . . . . . .       8

     4.1  Share Consideration; Conversion or Cancellation of Advisor
          Common Shares in Merger   . . . . . . . . . . . . . . . . . . . . . .       8

     4.2  Payment of Share Consideration  . . . . . . . . . . . . . . . . . . .       9

     4.3  Fractional NNN Common Shares  . . . . . . . . . . . . . . . . . . . .      10

     4.4  Transfer of Advisor Common Shares   . . . . . . . . . . . . . . . . .      10

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL
     STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

     5.1  Authorization of Transaction  . . . . . . . . . . . . . . . . . . . .      11

     5.2  Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . .      11

     5.3  Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

     5.4  Advisor Common Shares   . . . . . . . . . . . . . . . . . . . . . . .      11

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF NLRII AND NNN   . . . . . . . . . .      12

     6.1  Organization of NLRII and NNN   . . . . . . . . . . . . . . . . . . .      12

     6.2  Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

     6.3  Authorization for Common Stock  . . . . . . . . . . . . . . . . . . .      12

     6.4  Authorization of Transaction  . . . . . . . . . . . . . . . . . . . .      12

     6.5  Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . .      13

     6.6  Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .       13

     6.7  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13





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
                                                                                     PAGE
                                                                                    NUMBER
     6.8   New York Stock Exchange  . . . . . . . . . . . . . . . . . . . . . .      13

     6.9   Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE 7 REPRESENTATIONS AND WARRANTIES CONCERNING THE ADVISOR.  . . . . . . .      13

     7.1   Organization, Qualification, and Corporate Power   . . . . . . . . .      14

     7.2   Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . .      14

     7.3   Authorization of Transaction   . . . . . . . . . . . . . . . . . . .      15

     7.4   Noncontravention   . . . . . . . . . . . . . . . . . . . . . . . . .      15

     7.5   Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .      15

     7.6   Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . .      15

     7.7   Financial Statements   . . . . . . . . . . . . . . . . . . . . . . .      15

     7.8   Events Subsequent to Most Recent Fiscal Year End   . . . . . . . . .      16

     7.9   Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . .      17

     7.10  Legal Compliance   . . . . . . . . . . . . . . . . . . . . . . . . .      17

     7.11  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

     7.12  Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .      19

     7.13  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . .      20

     7.14  Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .      20

     7.15  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

     7.16  Notes and Accounts Receivable  . . . . . . . . . . . . . . . . . . .      21

     7.17  Powers of Attorney   . . . . . . . . . . . . . . . . . . . . . . . .      22

     7.18  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22

     7.19  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22

     7.20  Construction and Development Liability   . . . . . . . . . . . . . .      23

     7.21  Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23

     7.22  Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . .      23

     7.23  Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25

     7.24  Environment, Health, and Safety  . . . . . . . . . . . . . . . . . .      25

     7.25  Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . .      25

     7.26  Relationships with Tenants  . . . . . . . . . . . . . . . . . . . .       25

     7.27  CALPERS Agreement   . . . . . . . . . . . . . . . . . . . . . . . .       26

     7.28  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26

                                                                                     PAGE
                                                                                    NUMBER
ARTICLE 8 PRE-CLOSING COVENANTS   . . . . . . . . . . . . . . . . . . . . . . .      26

     8.1    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26

     8.2    Notices and Consents  . . . . . . . . . . . . . . . . . . . . . . .      26

     8.3    Maintenance of Business; Prohibited Acts  . . . . . . . . . . . . .      26

     8.4    Full Access   . . . . . . . . . . . . . . . . . . . . . . . . . . .      28

     8.5    Meeting of Stockholders   . . . . . . . . . . . . . . . . . . . . .      28

     8.6    Proxy Materials   . . . . . . . . . . . . . . . . . . . . . . . . .      29

     8.7    Notice of Developments  . . . . . . . . . . . . . . . . . . . . . .      29

     8.8    Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . .      29

     8.9    Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . .      29

     8.10   Letter of the Advisor's Accountants   . . . . . . . . . . . . . . .      30

     8.11   Advisor Stockholder Approval  . . . . . . . . . . . . . . . . . . .      30

     8.12   Delivery of Certain Financial Information   . . . . . . . . . . . .      30

     8.13   State Takeover Statutes   . . . . . . . . . . . . . . . . . . . . .      30

     8.14   Exclusivity   . . . . . . . . . . . . . . . . . . . . . . . . . . .      31

ARTICLE 9 POST-CLOSING COVENANTS    . . . . . . . . . . . . . . . . . . . . . .      31

     9.1    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31

     9.2    Litigation Support  . . . . . . . . . . . . . . . . . . . . . . . .      31

     9.3    Transition  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31

     9.4    Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . .      32

     9.5    Covenant Not to Compete   . . . . . . . . . . . . . . . . . . . . .      32

     9.6    NNN Common Shares   . . . . . . . . . . . . . . . . . . . . . . . .      32

     9.7    Continuity of Interest  . . . . . . . . . . . . . . . . . . . . . .      33

     9.8    Share Consideration   . . . . . . . . . . . . . . . . . . . . . . .      33

     9.9    Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33

     9.10   Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . .      34

     9.11   CNL License   . . . . . . . . . . . . . . . . . . . . . . . . . . .      34

ARTICLE 10 CONDITIONS TO OBLIGATION TO CLOSE  . . . . . . . . . . . . . . . . .      35

     10.1   Conditions to Each Party's Obligation   . . . . . . . . . . . . . .      35

     10.2   Conditions to Obligation of NLRII and NNN   . . . . . . . . . . . .      36

     10.3   Conditions to Obligation of the Stockholders and the
            Advisor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37

ARTICLE 11 TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38

     11.1   Termination by Mutual Consent   . . . . . . . . . . . . . . . . . .      38

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
                                                                                     PAGE
                                                                                    NUMBER
     11.2   Termination by Either NNN or the Advisor   . . . . . . . . . . . .      38

     11.3   Effect of Termination and Abandonment  . . . . . . . . . . . . . .      38

ARTICLE 12 INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . .      39

     12.1   Indemnity Obligations of the Stockholders  . . . . . . . . . . . .      39

     12.2   Indemnity Obligations of NNN   . . . . . . . . . . . . . . . . . .      39

     12.3   Appointment of Representative  . . . . . . . . . . . . . . . . . .      39

     12.4   Notification of Claims   . . . . . . . . . . . . . . . . . . . . .      40

     12.5   Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40

     12.6   Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . .      41

     12.7   Exclusive Provisions; No Rescission  . . . . . . . . . . . . . . .      41

ARTICLE 13 MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .      41

     13.1   Press Releases and Public Announcements  . . . . . . . . . . . . .      41

     13.2   No Third Party Beneficiaries   . . . . . . . . . . . . . . . . . .      41

     13.3   Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . .      41

     13.4   Succession and Assignment  . . . . . . . . . . . . . . . . . . . .      41

     13.5   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . .      42

     13.6   Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42

     13.7   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42

     13.8   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . .      43

     13.9   Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . .      43

     13.10  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .      43

     13.11  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43

     13.12  Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . .      43

     13.13  Incorporation of Exhibits and Schedules   . . . . . . . . . . . . .      44

     13.14  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . .      44

     13.15  Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . .      44

     13.16  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . .      45

SCHEDULES AND EXHIBITS:
Exhibit A-1 -- Form of Employment Agreement for Kevin B. Habicht
Exhibit A-2 -- Form of Employment Agreement for Gary M. Ralston
Exhibit A-3 -- Form of Employment Agreement for James M. Seneff, Jr. Exhibit B -- Form of Registration Rights Agreement

Disclosure Schedule -- Exceptions to Representations and Warranties Concerning
                       the Stockholders and the Advisor

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement") is entered into as of this 15th day of May 1997, by and among Commercial Net Lease Realty, Inc., a Maryland corporation ("NNN"), and Net Lease Realty II, Inc., a Maryland corporation and wholly-owned subsidiary of NNN ("NLRII"), and CNL Realty Advisors, Inc., a Florida corporation (the "Advisor"), and Robert A. Bourne, CNL Group, Inc., a Florida corporation, Kevin B. Habicht and Gary M. Ralston, the principal stockholders of the Advisor (collectively, the "Stockholders"). CNL, NLRII, the Advisor and the Stockholders are referred to collectively herein as the "Parties" and individually as a "Party."

                                   RECITALS:

         WHEREAS, the Parties hereto desire to consummate a merger (the "Merger") whereby the Advisor will be merged with and into NLRII and NLRII will be the surviving corporation in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the Maryland General Corporation Law (the "Maryland GCL") and the Florida Business Corporation Act (the "Florida BCA"); WHEREAS, the parties hereto anticipate that the Merger will further certain of their business objectives (including, without limitation, allowing NNN to become an entirely self-administered and self-managed real estate investment trust);

         WHEREAS, the Special Committee (the "Special Committee") of the independent members of the Board of Directors of NNN has received a fairness opinion (the "Fairness Opinion") from Legg Mason Wood Walker Incorporated as to the fairness of the Merger, including the consideration to be paid in connection therewith and the related employment and compensation arrangements contemplated thereby, to NNN and its stockholders from a financial point of view;

         WHEREAS, the Special Committee has recommended the Merger to the Board of Directors of NNN and the Board (excluding any of the Stockholders) has approved the proposal to approve the Merger (the "Merger Proposal") and the related transactions and has resolved to recommend that the stockholders of NNN approve the Merger Proposal;

         WHEREAS, in connection with a merger that occurred on April 30, 1997, the Advisor acquired CNL Development Company, Inc., a Florida corporation and wholly owned subsidiary of CNL Group, Inc. (the "Development Company"), which was the company that developed certain properties owned by NNN (the "Development Company Acquisition");

         WHEREAS, the Board of Directors of the Advisor and the Stockholders have unanimously approved the Merger Proposal; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended

(the "Code"), pursuant to which each issued and outstanding share of the Advisor common stock shall be converted into the right to receive shares of NNN common stock.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1 Terms Defined in this Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Advisor" has the meaning set forth in the preface above.

         "Advisor Certificate of Merger" has the meaning set forth in Section
2.2 below.

         "Advisor Common Shares" means the shares of the common stock, $1.00 par value, and the shares of the Class B common stock, $1.00 par value, of the Advisor.

         "Advisor Common Share Certificates" has the meaning set forth in
Section 4.1(a) below.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504, or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" has the meaning set forth in the preface above.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

         "Board Changes" shall mean the date that a majority of the Board of Directors of NNN shall be persons other than persons (i) whose election proxies shall have been solicited by the Board of Directors or (ii) who are serving as directors appointed by the Board of Directors to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships.

         "Business Combination" has the meaning set forth in Section 4.1(b) below.

         "CALPERS Agreement" has the meaning set forth in Section 7.15(j) below.

         "Change in Control" means (i) the sale or transfer of substantially all of the assets of NNN, whether in one transaction or a series of transactions, except a sale to a successor corporation in which the Stockholders immediately prior to the transaction hold, directly or indirectly, at least 50% of the Total Voting Power of the successor corporation immediately after the transaction, (ii) any merger or consolidation between NNN and another corporation immediately after which the Stockholders hold, directly or indirectly, less than 50% of the Total Voting Power of the surviving corporation, (iii) the dissolution or liquidation of NNN, (iv) the acquisition by any Person or group of Persons of direct or indirect beneficial ownership of NNN Common Shares representing more than 50% of the common stock of NNN, or (v) the date the Board Changes.

         "Closing" has the meaning set forth in Section 2.3 below.

         "Closing Date" has the meaning set forth in Section 2.3 below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Completed Development Projects" has the meaning set forth in Section 4.2(a) below.

         "Completed New Acquisitions" has the meaning set forth in Section 4.2(a) below.

         "Confidential Information" means any information concerning the businesses and affairs of the Advisor or NNN, if any, that is not already generally available to the public.

         "Development Company" means CNL Development Company, Inc., a Florida corporation.

         "Development Company Acquisition" has the meaning set forth in the fifth paragraph of Recitals above.

         "Disclosure Schedule" has the meaning set forth in the first paragraph of Article 7 below.

         "Effective Time"  has the meaning set forth in Section 2.2 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) tax-qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) tax-qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fairness Opinion" has the meaning set forth in the third paragraph of the Recitals above.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statements" has the meaning set forth in Section 7.7 below.

         "Florida BCA" has the meaning set forth in the first paragraph of the Recitals above.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "IRS" means the Internal Revenue Service.

         "Knowledge" means the collective knowledge of all of the Stockholders after reasonable investigation. For the purposes of this Agreement, the knowledge of one Stockholder shall be attributed to the other Stockholders.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Maryland GCL" has the meaning set forth in the first paragraph of the Recitals above.

         "Material Adverse Effect" means, as to any Party, a material adverse effect on the business, properties, operations, condition or future prospects (financial or otherwise) of such Party.

         "Merger" shall mean the merger of the Advisor with and into NLRII in accordance with the terms of this Agreement.

         "Merger Proposal" has the meaning set forth in fourth paragraph of the Recitals above.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in
Section 7.7 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section
7.7 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 7.7 below.

         "Most Recent Pro Forma Balance Sheet" means the balance sheet contained within the Most Recent Pro Forma Financial Statements.

         "Most Recent Pro Forma Financial Statements" has the meaning set forth in Section 7.7 below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "NLRII" has the meaning set forth in the preface above.

         "NLRII Certificate of Merger" has the meaning set forth in Section 2.2 below.

         "NNN" has the meaning set forth in the preface above.

         "NNN Common Shares" shall mean the shares of common stock, par value $0.01, of NNN.

         "NNN Stockholders Meeting" has the meaning set forth in Section 8.5 below.

         "NYSE" means the New York Stock Exchange.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" or "Parties has the meaning set forth in the preface above.

         "Payment Period" has the meaning set forth in Section 4.2(a) below.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Proxy Statement" has the meaning set forth in Section 8.7 below.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Representative" has the meaning set forth in Section 12.3 below.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Share Balance" has the meaning set forth in Section 4.2 below.

         "Share Consideration" has the meaning set forth in Section 4.1(a) below.

         "Stockholders" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2.1 below.

         "Takeover Statute" has the meaning set forth in Section 8.13.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 12.4 below.

         "Total Voting Power" means the total number of votes which may be cast in the election of directors of a company by all stockholders entitled to vote in such an election.

                                   ARTICLE 2
                        MERGER; EFFECTIVE TIME; CLOSING

         2.1 Merger. Subject to the terms and conditions of this Agreement, the Maryland GCL and the Florida BCA, at the Effective Time, NLRII and the Advisor shall consummate the Merger in which (i) the Advisor shall be merged with and into NLRII and the separate corporate existence of the Advisor shall thereupon cease, (ii) NLRII shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Maryland and (iii) the separate corporate existence of NLRII with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the Maryland GCL and the Florida BCA.

         2.2 Effective Time. On the Closing Date, subject to the terms and conditions of this Agreement, NLRII and the Advisor shall (i) cause to be executed (A) a Certificate of Merger in the form required by the Maryland GCL (the "NLRII Certificate of Merger") and (B) a Certificate of Merger in the form required by the Florida BCA (the "Advisor Certificate of Merger"), and (ii) cause the NLRII Certificate of Merger to be filed with the Maryland Department of Assessments and Taxation as provided in the Maryland GCL and the Advisor Certificate of Merger to be filed with the Florida Secretary of State as provided in the Florida BCA. The Merger shall become effective at (i) such time as the NLRII Certificate of Merger has been duly filed with the Maryland Department of Assessments and Taxation and the Advisor Certificate of Merger has been duly filed with the Florida Secretary of State or (ii) such other time as is agreed upon by the Representative and NNN and specified in the NLRII Certificate of Merger and the Advisor Certificate of Merger. Such time is hereinafter referred to as the "Effective Time."

         2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037, commencing at 9:00 a.m. local time on such date as within five (5) business days following the fulfillment or waiver of the conditions set forth in Article 10 (other than conditions which by their nature are intended to be fulfilled at the Closing) or such other place or time or on such other date as NNN and the Representative may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article 10 (the "Closing Date").


                                   ARTICLE 3
                    ARTICLES OF INCORPORATION; BY-LAWS; AND
                DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

         3.1 Articles of Incorporation. The articles of incorporation of the NLRII, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the Florida BCA.

         3.2 By-Laws. The by-laws of the NLRII, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation.

         3.3 Directors and Officers. The directors and officers of NLRII immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.


                                   ARTICLE 4
              SHARE CONSIDERATION; PAYMENT OF SHARE CONSIDERATION

         4.1 Share Consideration; Conversion or Cancellation of Advisor Common Shares in Merger.

         (a) At the Effective Time, by virtue of the Merger and without any action by the Parties, all of the outstanding Advisor Common Shares (i) shall be converted into the right to receive up to 2,200,000 NNN Common Shares (the "Share Consideration") pursuant to the terms of Section 4.2 below, (ii) shall cease to be outstanding, and (iii) shall be canceled and retired and shall cease to exist, and each Stockholder, as the holder of certificates representing such the Advisor Common Shares (the "Advisor Common Share Certificates"), shall cease to have any rights with respect thereto, except the right to receive NNN Common Shares therefor upon the surrender of such certificates in accordance with this Section 4.1 and cash in lieu of fractional NNN Common Shares as set forth in Section 4.3.

         (b) Prior to the Effective Time, NNN shall not split or combine the NNN Common Shares, or pay a stock dividend or other stock distribution in NNN Common Shares, or in rights or securities exchangeable or convertible into or exercisable for NNN Common Shares, or otherwise change NNN Common Shares into, or exchange NNN Common Shares for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of NNN as a result of which NNN stockholders receive cash, stock or other property in exchange for, or in connection with, their NNN Common Shares (a "Business Combination") or otherwise), or make any other dividend or distribution on or of NNN Common Shares (other than regular quarterly cash dividends paid on NNN Common Shares or any distribution pursuant to NNN's dividend reinvestment plan), without the parties hereto having first entered into an amendment to this Agreement pursuant to which the Share Consideration will be adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.

         (c) At the Effective Time, by virtue of the Merger and without any action by holders thereof, all of the NNN Common Shares issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

         4.2 Payment of Share Consideration. At the Closing, upon surrender to NNN of the Advisor Common Share Certificates by the Stockholders and the minority stockholders of the Advisor (the "Minority Stockholders") for cancellation, together with any other required documents, the Stockholders and the Minority Stockholders shall receive NNN Common Shares, pro rata based on their relative equity interests in the Advisor as of the Closing Date, representing 10% of the Share Consideration to be issued in the Merger and the Advisor Common Share Certificates so surrendered shall forthwith be canceled. The balance of the Share Consideration (the "Share Balance") will, subject to this Section 4.2, be issued within 90 days after the end of each Payment Period (up to a maximum of 20 Payment Periods) beginning the first full Payment Period following the Closing Date. For the purposes of this Section 4.2, a "Payment Period" shall mean any of the following three month periods: (i) the period beginning on January 2 and ending on April 1; (ii) the period beginning on April 2 and ending on July 1; (iii) the period beginning on July 2 and ending on October 1; and (iv) the period beginning on October 2 and ending on January
1. Within 90 days after the end of a Payment Period, the number of NNN Common Shares to be issued by NNN to the Stockholders and the Minority Stockholders out of the Share Balance will equal the product obtained by multiplying (i) the Share Balance by (ii) a fraction, the numerator of which is the total cost (in accordance with GAAP) of Completed New Acquisitions (as defined below) and Completed Development Projects (as defined below) occurring during the Payment Period (with the aggregate amounts less $45,000,000 over all Payment Periods for such purposes not to exceed $405,000,000) and the denominator of which is $405,000,000; provided, however, that for the purposes of this calculation, the first $45,000,000 of Completed New Acquisitions and Completed

Development Projects shall not be included in the determination of the numerator. For example, if during the first Payment Period, the dollar amount of Completed New Acquisitions and Completed Development Projects equals $35,000,000, the Stockholders would not be issued any NNN Common Shares out of the Share Balance. If during the second Payment Period, the dollar amount of Completed New Acquisitions and Completed Development Projects equals $40,000,000, the Stockholders would be entitled to receive 7.4% of the Share Balance ($30,000,000 [$75,000,000 minus $45,000,000] divided by $405,000,000).
The issuance of NNN Common Shares from the Share Balance for future Payment Periods would be based solely the percentage determined by dividing (x) the dollar amount of Completed New Acquisitions and Completed Development Projects that occurred during such Payment Period by (y) $405,000,000. To the extent any NNN Common Shares are to be issued at the end of such Payment Period, such shares will be issued within 90 days of such Payment Period. In the event of a Change in Control of NNN, the remaining Share Balance shall be immediately issued and paid to the Stockholders and Minority Stockholders. The Stockholders and the Minority Stockholders shall also receive cash in lieu of fractional NNN Common Shares as contemplated by Section 4.3. For the purposes of this Section 4.2(a), the term "Completed New Acquisitions" means property acquisitions closed by NNN (including its Subsidiaries and Affiliates) after the Closing Date and the term "Completed Development Projects" means development projects completed by NNN after the Closing Date (notwithstanding the date upon which development commenced). A development project shall be deemed to be completed when a certificate of occupancy has been issued and the tenant under the project has commenced paying periodic rent under the lease.
In the event that the Share Balance has not been reduced to zero following the twentieth Payment Period, any rights of the Stockholders and the Minority Stockholders to the remainder of the Share Balance shall expire and become null and void and the Share Balance shall be reduced to zero.

         4.3 Fractional NNN Common Shares. No certificates representing fractional NNN Common Shares shall be issued upon surrender of any Advisor Common Share Certificates. In lieu of any fractional NNN Common Shares, there shall be paid to each holder of Advisor Common Shares who otherwise would be entitled to receive a fractional NNN Common Share an amount of cash (without interest) determined by multiplying such fraction by the $15.50.

         4.4 Transfer of Advisor Common Shares. (a) No transfers of Advisor Common Shares shall be made on the stock transfer books of the Advisor after the date of this Agreement, and (b) each Stockholder agrees not to transfer any Advisor Common Shares after the date of this Agreement and before the Closing Date; provided, however, the restrictions on transfer of the Advisor Common Shares contained in this Section 4.4 shall not apply to transfers by CNL Group, Inc. to certain officers and employees of the Advisor and its Affiliates so long as the total number of Advisor Common Shares transferred does not exceed 750.

                                   ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL STOCKHOLDERS

         Each of the Stockholders, severally, but not jointly, represents and warrants to NLRII and NNN that the statements contained in this Article 5 are correct and complete as of the date hereof with respect to himself:

         5.1 Authorization of Transaction. Each of the Stockholders has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Stockholders, enforceable in accordance with its terms and conditions. None of the Stockholders need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

         5.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Stockholder is subject, or (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the any Stockholder is a party or by which he or she is bound or to which any of his assets is subject.

         5.3 Investment. Each of the Stockholders (A) understands that the NNN Common Shares acquired by such Stockholder pursuant to this Agreement have not been registered under the Securities Act, or under any state securities laws, and are being exchanged in reliance upon federal and state exemptions for transactions not involving a public offering, (B) is acquiring the NNN Common Shares solely for his own account for investment purposes, and not with a view towards the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning NNN, including, without limitation, (i) the most recent annual report on Form 10-K. (ii) the three most recent quarterly reports on Form 10-Q, (iii) any current reports on Form 8-K since December 31, 1996, in each case as filed by NNN under the Securities Exchange Act, and (iv) the most recent annual report to stockholders of NNN, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding NNN Common Shares, and (E) is able to bear the economic risk and lack of liquidity inherent in holding NNN Common Shares which have not been registered under the Securities Act.

         5.4 Advisor Common Shares. Except as set forth in Section 7.2 of the Disclosure Schedule, each of the Stockholders holds of record and owns beneficially the number of the Advisor Common Shares set forth next to his name in Section 7.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except for the agreements set forth on Section 5.4 of the Disclosure Schedule (which, except as otherwise provided on the Disclosure Schedule, will be terminated prior to the execution of this Agreement), none of the Stockholders is a party to any option, warrant, purchase right, or other contract or commitment that could require one or more Stockholders to sell, transfer, or otherwise dispose of any the Advisor Common Shares (other than pursuant to this Agreement) or is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Advisor Common Shares.


                                   ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF NLRII AND NNN

         NLRII and NNN jointly and severally represent and warrant to the Stockholders and the Advisor that the statements contained in this Article 6 are correct and complete as of the date hereof:

         6.1 Organization of NLRII and NNN. Each of NLRII and NNN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland.

         6.2     Capital Stock.   The authorized capital stock of NNN consists
of 50,000,000 shares of common stock, $.01 par value (the "NNN Common Shares"), of which 23,393,672 shares are outstanding as of April 15, 1997. Since March 19, 1997, NNN has not issued any shares of capital stock except pursuant to the exercise of options outstanding on such date to purchase NNN Common Shares or pursuant to NNN's dividend reinvestment plan. All outstanding NNN Common Shares are, and all NNN Common Shares issuable under stock option plans of NNN, or pursuant to NNN's dividend reinvestment plan, will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. Except for the 1,700,000 NNN Common Shares reserved for issuance pursuant to stock option plans of NNN or NNN's dividend reinvestment plan, there are outstanding on the date hereof no options, warrants, calls, rights, commitments or any other agreements of any character to which NNN is a party or by which it may be bound, requiring it to issue, transfer, sell, purchase, register, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for or acquire any shares of its capital stock.

         6.3 Authorization for Common Stock. The Share Consideration will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of NNN will have any preemptive right or similar rights of subscription or purchase in respect thereof. The Share Consideration will, subject to the accuracy of the Stockholders' representations contained in
Section 5.3 hereof, be exempt from registration under the Securities Act and will be registered or exempt from registration under all applicable state securities laws. The Share Consideration will, when issued, be approved for listing on the NYSE, subject to official notice of issuance.

         6.4 Authorization of Transaction. Each of NLRII and NNN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of NLRII and NNN, enforceable in accordance with its terms and conditions. Neither NLRII nor NNN need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

         6.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either NLRII or NNN is subject or any provision of its articles of incorporation or by-laws or (B) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either NLRII or NNN is a party or by which it is bound or to which any of its assets is subject.

         6.6 Brokers' Fees. Except for the fees and expenses paid to Legg Mason Wood Walker Incorporated with respect to the delivery of the Fairness Opinion to the Special Committee, neither NLRII nor NNN has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         6.7 Information. The Proxy Statement will not at the time filed with the SEC at the time of mailing the Proxy Statement to the stockholders of NNN, at the time of the NNN Stockholders Meeting or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by NNN with respect to statements made therein based on information supplied by the Stockholders or the Advisor for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act and the rules and regulations promulgated thereunder.

         6.8 New York Stock Exchange. NNN is in compliance in all material respects with its NYSE Listing Agreement.

         6.9 Disclosure. NNN is in compliance in all material respects with its obligation under the Securities Exchange Act to publicly disclose material information in a timely fashion.


                                   ARTICLE 7
             REPRESENTATIONS AND WARRANTIES CONCERNING THE ADVISOR

         The Stockholders and the Advisor represent and warrant to NLRII and NNN that the statements contained in this Article 7 are correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by the Stockholders and the Advisor to NLRII and NNN on the date hereof (the
"Disclosure Schedule").   Solely for the purposes of this Article 7 and except
as otherwise indicated, any reference to the "Advisor" shall be deemed to be a reference to both the Advisor and the Development Company and any representation made with respect to the "Advisor" shall include both the Advisor and the Development Company. References to the Development Company within a representation and warranty are made solely for clarification purposes and no implication shall be drawn from the failure to reference the Development Company in any other representation and warranty that such representation and warranty is inapplicable to the Development Company. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 7.

         7.1 Organization, Qualification, and Corporate Power. The Advisor is a corporation duly organized, validly existing, and in good standing under the laws of Florida. The Advisor is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify or obtain authorization would not have a Material Adverse Effect on the Advisor. Except as set forth in Section 7.1(a) of the Disclosure Schedule, the Advisor has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 7.1(b) of the Disclosure Schedule lists the directors and officers of the Advisor. The Stockholders have delivered to NLRII and NNN correct and complete copies of the articles of incorporation and by-laws of the Advisor (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Advisor are correct and complete. The Advisor is not in default under or in violation of any provision of its articles of incorporation or by-laws.

         7.2 Capitalization. The entire authorized capital stock of the Advisor (the "Advisor Common Shares") consists of (i) 10,000 shares of common stock, $1.00 par value, of which 9,400 shares are issued and outstanding, and
(ii) 5,000 shares of the Class B common stock, $1.00 par value, of which 2,365 shares are issued and outstanding. No Advisor Common Shares are held in treasury. All of the issued and outstanding the Advisor Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Stockholders as set forth in Section 7.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Advisor to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Advisor. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Advisor Common Shares.

         7.3 Authorization of Transaction. The Advisor has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Advisor, enforceable in accordance with its terms and conditions. The Advisor is not required give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws and any applicable "Blue Sky" or state securities laws.

         7.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Advisor is subject or any provision of the charter or bylaws of the Advisor or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Advisor is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

         7.5 Title to Assets. The Advisor has good title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or the Most Recent Pro Forma Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet or the Most Recent Pro Forma Balance Sheet.

         7.6 Subsidiaries. The Advisor does not have any Subsidiaries, operating or otherwise.

         7.7 Financial Statements. The Advisor has delivered (collectively, the "Financial Statements") to NNN its (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1995, and June 30, 1996 (the "Most Recent Fiscal Year End"); and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine months ended March 31 31, 1997 (the "Most Recent Fiscal Month End"). In addition, the Advisor has delivered to NNN unaudited pro forma balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1995, and June 30, 1996 which give effect to the Development Company Acquisition (the "Pro Forma Financial Statements") and as of and for the nine months ended March 31, 1997 (the "Most Recent Pro Forma Financial Statements")
 . The Financial Statements and the Pro Forma Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Advisor as of such dates and the results of operations of the Advisor for such periods, and are consistent with the books and records of the Advisor (which books and records are correct and complete in all material respects)

         7.8 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect in the business, financial condition, operations, results of operations, or future prospects of the Advisor (including the Development Company). Without limiting the generality of the foregoing, since that date:

         (a) the Advisor has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (b) the Advisor has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

         (c) no party (including the Advisor) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Advisor is a party or by which it is bound;

         (d) the Advisor has not imposed any Security Interest upon any of its assets, tangible or intangible;

         (e) the Advisor has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

         (f) the Advisor has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions;

         (g) the Advisor has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

         (h) the Advisor has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

         (i) the Advisor has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

         (j) the Advisor has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (k) there has been no change made or authorized in the articles of incorporation or by-laws of the Advisor;

         (l) the Advisor has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (m) the Advisor has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (n) the Advisor has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

         (o) the Advisor has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

         (p) the Advisor has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

         (q) the Advisor has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

         (r) the Advisor has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         (s) the Advisor has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business or in the terms of its agreements with any independent contractors;

         (t) the Advisor has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (u) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Advisor; and

         (v) the Advisor is not under any legal obligation, whether written or oral, to do any of the foregoing.

         7.9 Undisclosed Liabilities. The Advisor (including the Development Company) does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) or the Most Recent Pro Forma Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         7.10 Legal Compliance. The Advisor (including the Development Company) has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

         7.11    Tax Matters.

         (a) The Advisor has filed all Tax Returns that it was required to file, including, without limitation, any Tax Returns required to be filed with any state. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Advisor (whether or not shown on any Tax Return) have been paid. The Advisor currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Advisor does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Advisor that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) The Advisor has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) No Stockholder expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Advisor either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders has Knowledge. Section 7.11(c) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Advisor for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Stockholders have delivered to NLRII and NNN correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Advisor since December 31, 1991.

         (d) The Advisor has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) The Advisor has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Advisor has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Advisor has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Advisor has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Advisor is not a party to any Tax allocation or sharing agreement. The Advisor (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Advisor) or (B) has any Liability for the Taxes of any Person (other than the Advisor) under

Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         7.12    Real Property.

         (a) Section 7.12(a) of the Disclosure Schedule lists and describes briefly all real property owned, leased or subleased to the Advisor. The Stockholders have delivered to NLRII and NNN correct and complete copies of the leases and subleases listed in Section 7.12(b) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 7.12(b) of the Disclosure Schedule:

                 (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                 (ii) no consent is required with respect to any lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

                 (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                 (iv) no party to the lease or sublease has repudiated any provision thereof;

                 (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                 (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                 (vii) the Advisor has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                 (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required by the Advisor in connection with the operation thereof and have been operated and maintained by the Advisor in accordance with applicable laws, rules, and regulations; and

                 (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         7.13    Intellectual Property.

         (a) The Advisor owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of the businesses of the Advisor as presently conducted. Each item of Intellectual Property owned or used by the Advisor immediately prior to the Closing hereunder will be owned or available for use by the Advisor on identical terms and conditions immediately subsequent to the Closing hereunder. The Advisor has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

         (b) The Advisor has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Advisor has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Advisor must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Advisor.

         (c) The Advisor has no patent or registration which has been issued to the Advisor with respect to any of its Intellectual Property.

         (d) Section 7.13(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Advisor uses pursuant to license, sublicense, agreement, or permission. The Stockholders have delivered to NLRII and NNN correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

         (e) Nothing will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

         7.14 Tangible Assets. The Advisor owns or leases all buildings, machinery, equipment, and other tangible assets used in the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from all material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. The Most Recent Balance Sheet and the Most Recent Pro Forma Balance Sheet sets forth all of the assets necessary to conduct the Advisor's business as it is currently being conducted and as it is contemplated to be conducted in the future.

         7.15 Contracts. Section 7.15 of the Disclosure Schedule lists the following contracts and other agreements to which the Advisor (including the Development Company) is a party:

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

         (b)     any agreement concerning a partnership or joint venture;

         (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         (d)     any agreement concerning confidentiality or noncompetition;

         (e) any agreement with any of the Stockholders and their Affiliates (other than the Advisor);

         (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (g) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

         (h) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

         (i) the agreement between the Advisor and the California Public Employees Retirement Systems (the "CALPERS Agreement"); or

         (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect.

The Stockholders have delivered to NLRII and NNN a correct and complete copy of each written agreement listed in Section 7.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 7.15 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         7.16 Notes and Accounts Receivable. All notes and accounts receivable of the Advisor are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and the Most Recent Pro Forma Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Advisor (and, as applicable, the Development Company).

         7.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Advisor.

         7.18 Insurance. Section 7.18 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Advisor (including the Development Company) has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy to the knowledge of the Stockholders and the Advisor: (A) the policy is legal, valid, binding, enforceable, and in full force and effect;
(B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Advisor (including the Development Company) nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Advisor (including the Development Company) has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 7.18 of the Disclosure Schedule describes any self-insurance arrangements affecting the Advisor (including the Development Company).

         7.19 Litigation. Section 7.19 of the Disclosure Schedule sets forth each instance in which the Advisor (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 7.19 of the Disclosure Schedule could result in any Material Adverse Effect on the Advisor . None of the Stockholders has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Advisor.

         7.20 Construction and Development Liability. The Advisor (including the Development Company) does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of faulty or inadequate construction or development by the Advisor or the Development Company.

         7.21 Employees. To the Knowledge of the Stockholders and the Advisor, no executive, key employee, or group of employees currently has any plans to terminate employment with the Advisor (including the Development Company) or as a result of this Agreement. The Advisor has not committed any unfair labor practice. None of the Stockholders or the Advisor has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Advisor. The Disclosure Schedule sets forth the names of all employees necessary in order to conduct the Advisor's business as it is currently being conducted and as it is contemplated to be conducted in the future, including, without limitation, the names of Development Company's employees.

         7.22    Employee Benefits.

         (a) Section 7.22 of the Disclosure Schedule lists each Employee Benefit Plan that the Advisor (including the Development Company) maintains or to which the Advisor (including the Development Company) contributes.

         (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

         (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Advisor. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (e) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

         (f) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
Plan), subject to Title IV of ERISA, equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

         (g) The Stockholders have delivered to NLRII and NNN correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

         (h) With respect to each Employee Benefit Plan that the Advisor maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                 (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan), subject to Title IV of ERISA, has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                 (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Stockholders has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                 (iii) the Advisor (including the Development Company) has not incurred, and none of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Advisor has any reason to expect that the Advisor will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         (i) the Advisor (including the Development Company) does not contribute to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (j) the Advisor (including the Development Company) does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         7.23 Guaranties. The Advisor is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         7.24    Environment, Health, and Safety.

         (a) The Advisor (including the Development Company) has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Advisor (including the Development Company) has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

         (b) The Advisor (including the Development Company) does not have any Liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Advisor giving rise to any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

         (c) All properties and equipment used in the business of the Advisor (including the Development Company) has been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         7.25 Proxy Statement. None of the information supplied or to be supplied in by any of the Stockholders or the Advisor for inclusion in the Proxy Statement will, at the time of filing the Proxy Statement with the SEC, at the time of mailing the Proxy Statement to the stockholders of NNN, at the time of the NNN Stockholders Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         7.26 Relationships with Tenants. The Stockholders and the Advisor believe that Advisor's relationships with NNN's existing tenants are sound, and there is no Basis to believe that any of NNN's primary tenants will materially and adversely change the manner in which they currently conduct business with NNN.

         7.27 CALPERS Agreement. The Stockholders and the Advisor have no Basis to believe that CALPERS Agreement will be terminated or fail to be renewed on substantially the same terms and conditions as are currently in effect.

         7.28 Disclosure. The representations and warranties contained in this Article 7 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 7 not misleading.


                                   ARTICLE 8
                             PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         8.1 General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 10 below).

         8.2 Notices and Consents. The Advisor shall give any notices to third parties and shall use its reasonable best efforts to obtain any third party consents that NNN and NLRII may reasonably request in connection with the matters referred to in Section 7.3 above. Each of the Parties shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 5.1, Section 6.4, and Section 7.3 above.

         8.3 Maintenance of Business; Prohibited Acts. During the period from the date of this Agreement to the Effective Time, the Stockholders will not, and will not cause the Advisor to, take any action that adversely affects the ability of the Advisor (including the Development Company) (i) to pursue its business in the ordinary course, (ii) to seek to preserve intact its current business organizations (iii) to keep available the service of its current officers and employees and (iv) preserve its relationships with customers, suppliers and others having business dealings with it; and the Stockholders will not allow the Advisor (including the Development Company) to, without NNN's prior written consent:

         (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of (i) any additional shares of its capital stock of any class (including the Advisor Common Shares), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any other securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for the Advisor Common Shares outstanding on the date hereof; provided, however, the restrictions on transfer of the Advisor Common Shares contained in this Section 8.3(a) shall not apply to transfers by CNL Group, Inc. to certain officers and employees of the Advisor and its Affiliates so long as the total number of Advisor Common Shares transferred does not exceed 750;

         (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Advisor Common Shares);

         (c) split, combine, subdivide or reclassify any shares of its capital stock or otherwise make any payments to the Stockholders in their capacities as stockholders of the Advisor; provided, however, that nothing shall prohibit: (i) the payment of any ordinary distribution or dividend in respect of its capital stock at such times and in such manner and amount as may be consistent with the Advisor's past practice (which in any event shall include any and all compensation paid or payable or expenses reimbursed or reimbursable for the period from April 1, 1997 through the Effective Time, to the extent not otherwise paid or distributed to the Stockholders), (ii) the payment of any dividend as shall be required to be paid by the Advisor in order to permit Puckett & Vogel to issue the letter required by Section 10.2(c), or
(iii) any distribution of property necessary for the representation and warranty set forth in Section 7.11 to be true and correct.

         (d) (i) grant any increases in the compensation of any of its directors, officers or executives (except as approved by the Special Committee) or grant any increases in compensation to any of its employees outside the Ordinary Course of Business (except as approved by the Special Committee), (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any Employee Benefit Plan as in effect on the date hereof to any such director, officer or employee, whether, past or present, (iii) enter into any new or amend any existing employment or severance agreement with any such director, officer or employee, except as approved by NNN in its sole discretion, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise) except as approved by the Special Committee, or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new Employee Benefit Plan, except in the case of (i) through (v) inclusive, under and pursuant to the employment agreements referred to in Section 10.1(e);

         (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger and the Development Company Acquisition);

         (f) except with regard to the acquisition of the Development Company, make any acquisition, by means of merger, consolidation or otherwise, of any direct or indirect ownership interest in or assets comprising any business enterprise or operation;

         (g) adopt any amendments to its articles of incorporation or by-laws;

         (h) incur any indebtedness for borrowed money or guarantee such indebtedness or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person or make any loans, advances or capital contributions to, or investments in, any other corporation, any partnership or other legal entity or to any other persons, except for bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of its business;

         (i) engage in the conduct of any business the nature of which is materially different from the business in which the Advisor or the Development Company is currently engaged;

         (j) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Advisor except under the employment agreements referred to in Section 10.1(e);

         (k) forgive any indebtedness owed to the Advisor or convert or contribute by way of capital contribution any such indebtedness owed;

         (l) authorize or enter into any agreement providing for management services to be provided by the Advisor to any third-party or an increase in management fees paid by any third-party under existing management agreements;

         (m) mortgage, pledge, encumber, sell, lease or transfer any material assets of the Advisor except with the prior written consent of NNN or as contemplated by this Agreement,

         (n) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

         (o) perform any act or omit to take any action that would make any of the representations made above inaccurate or materially misleading as of the Effective Time.

         8.4 Full Access. The Advisor shall permit representatives of NNN and NLRII to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Advisor to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Advisor.

         8.5 Meeting of Stockholders. NNN will take all action necessary in accordance with applicable law and NNN's articles of incorporation and by-laws to arrange for its stockholders to consider and vote upon the Merger Proposal and the issuance of NNN Common Shares in the Merger at the annual or special stockholders' meeting (the "NNN Stockholders Meeting") to be held in connection with the transactions contemplated by this Agreement. Subject to the fiduciary duties of NNN's Board of Directors under applicable law and as advised by counsel, the Board of Directors of NNN shall recommend that the NNN stockholders approve the Merger Proposal. In connection with such recommendation, NNN shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval, including, without limitation, the inclusion of the recommendation of the NNN Board of Directors and of the Special Committee in the Proxy Statement that the stockholders of NNN vote in favor of the Merger Proposal and the adoption of this Agreement.

         8.6 Proxy Materials. After the date hereof, NNN shall promptly prepare, and the Advisor and the Stockholders shall cooperate in the preparation of, a proxy statement and a form of proxy to be used in connection with the vote of NNN's stockholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to NNN's stockholders, is herein called the "Proxy Statement"). NNN shall file the Proxy Statement with the SEC as soon as practicable, shall use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of NNN at the earliest practicable date as permitted by the SEC and shall take all such action as may be necessary to qualify the Share Consideration for offering and sale under state securities or blue sky laws. If at any time prior to the Effective Time any event relating to or affecting the Advisor, the Stockholders or NNN shall occur as a result of which it is necessary, in the opinion of counsel for the Advisor and the Stockholders or of counsel for NNN to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of NNN is sought, the Advisor, the Stockholders and NNN, respectively, will notify the others thereof and, in the case of the Advisor or the Stockholders, they will cooperate with NNN in the preparation of, and, in the case of NNN, it will prepare and file, an amendment or supplement with the SEC and, if required by law or NYSE rule, applicable state securities authorities and the NYSE, such that the Proxy Statement, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and NNN will, as required by law, disseminate to its stockholders such amendment or supplement.

         8.7 Notice of Developments. Each of the Stockholders and the Advisor shall give prompt written notice to NNN and NLRII of any material adverse development causing a breach of any of the representations and warranties in Article 7 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties in Article 5 above. No disclosure by any Party pursuant to this Section 8.7, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         8.8 Tax Matters. Each of the Stockholders, the Advisor and NNN agrees to report the Merger on all Tax Returns and, if applicable, other filings as a reorganization under Section 368(a)(2)(D) of the Code to the extent permitted by law.

         8.9 Reorganization. From and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, none of the Advisor, the Stockholders or NNN shall knowingly take any action that would be inconsistent with the representations and warranties made by it herein, including, but not limited to, knowingly taking any action, or knowingly failing to take any action, that is known to cause disqualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(D) of the Code. Furthermore, from and after the date hereof and prior to the Effective Time, except for the transactions contemplated or permitted herein, each of NNN, the Stockholders and the Advisor shall use reasonable efforts to conduct its business and file Tax Returns in a manner that would not jeopardize the qualification of NNN after the Effective Time as a real estate investment trust as defined within Section 856 of the Code.

         8.10 Letter of the Advisor's Accountants. The Advisor shall use reasonable efforts to cause to be delivered to NNN an "agreed-upon procedures" report of Puckett & Vogel covering the financial statements and other financial and statistical information of the Advisor set forth in the Proxy Statement and dated a date within five business days before the date on which the Proxy Statement shall be mailed to the stockholders of NNN. Such report shall be addressed to NNN, in form and substance reasonably satisfactory to NNN and customary in scope and substance for reports delivered by independent public accountants in connection with proxy statements relating to mergers where the consideration paid is registered on Form S-4 under the Securities Act.

         8.11 Advisor Stockholder Approval. Each of the Stockholders hereby agrees to vote, at the NNN Stockholders Meeting, the NNN Common Shares owned by such Stockholder in favor of the Agreement and the transactions contemplated hereby.

         8.12 Delivery of Certain Financial Statements. Promptly after they are available, and in any event not later than the tenth business day prior to the Closing Date, the Advisor shall provide to NNN with true and correct copies of its unaudited consolidated balance sheet as of April 30, 1997 which shall give effect to the Development Company Acquisition and (ii) true and correct copies of its unaudited balance sheet as of the last day of each month occurring after the date hereof (giving effect to the Development Company Acquisition) and prior to the Closing Date and the related unaudited statements of income and cash flows for the year to date ending on the last day of each such month. Delivery of such financial statements shall be deemed to be a representation by the Advisor and the Stockholders that such balance sheet (including the related notes, if any) presents fairly, in all material respects, the financial position of the Advisor (which for the purposes of this Section 8.12 includes the Advisor) as of the specified date, and the other related statements (including the related notes, if any) included therein present fairly, in all material respects, the results of its operations and cash flows for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise stated in the notes thereto, subject to normal year-end audit adjustments.

         8.13    State Takeover Statutes.  NNN and its Board of Directors shall
(i) take all action necessary so that no "fair price," "business combination," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation, including without limitation, the control share acquisition provisions of Section 3-701 et seq. of the Maryland GCL and the business combination provisions of Section 3-601 et seq. of the Maryland GCL (a "Takeover Statute") is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement (and so that, following the Merger, such Takeover Statute shall not apply to James M. Seneff, Jr., as well as his Affiliates and associates and persons acting in concert with him), and (ii) if any Takeover Statute becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary so that the Merger and the other transactions contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.

         8.14 Exclusivity. None of the Stockholders or the Advisor shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities or any substantial portion of the assets of the Advisor (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Stockholders shall vote their Advisor Common Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Stockholders and the Advisor shall notify NNN immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


                                   ARTICLE 9
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the
Closing:

         9.1 General. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 12 below). The Stockholders acknowledge and agree that from and after the Closing, the Surviving Corporation and NNN will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Advisor.

         9.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Advisor, each of the other Parties will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article 12 below).

         9.3 Transition. None of the Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Advisor from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Advisor prior to the Closing.

         9.4 Confidentiality. Each of the Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to NNN or destroy, at the request and option of NNN, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that any of the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Stockholders will notify NNN promptly of the request or requirement so that NNN may seek an appropriate protective order or waive compliance with the provisions of this Section 9.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then the Stockholders may disclose the Confidential Information to such tribunal; provided, however, that the disclosing Stockholder shall use his best efforts to obtain, at the request of NNN, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as NNN shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         9.5 Covenant Not to Compete. Unless employed by the Surviving Corporation or NNN after the Closing, for a period of five years from and after the Closing Date, none of the Stockholders will engage directly or indirectly in any business that the Surviving Corporation or NNN conducts as of the Closing Date. In addition, and not in lieu of the foregoing, James M. Seneff, Jr., the sole stockholder of CNL Group, Inc., hereby covenants and agrees not to engage or participate, directly or indirectly, as principal, agent, executive, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business that relates to the ownership, acquisition or development of "retail operations"; provided, however, for the purposes of this Agreement, "retail operations" shall not include (A) the ownership, acquisition or development of (i) restaurant properties or hotel properties that contain retail operations or (ii) retail stores that contain less than 10,000 square feet and (B) retail stores currently owned by Affiliates of CNL Group, Inc. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 9.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         9.6 NNN Common Shares. Each certificate issued to the Stockholders representing the NNN Common Shares will be imprinted with a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTION FROM

         REGISTRATION CONTAINED IN SECTION 4(2) OF THE 1933 ACT AND REGULATION D OF THE RULES AND REGULATIONS PROMULGATED UNDER THE 1933 ACT, AND IN RELIANCE UPON THE REPRESENTATION BY THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL OF THE ISSUER.

Each Stockholder desiring to transfer any of the NNN Common Shares received in connection with the Merger, other than in a registered offering or pursuant to a sale which counsel for NNN confirms is in compliance with Rule 144 of the Securities Act, must first furnish NNN with (i) a written opinion satisfactory to NNN in form and substance from counsel reasonably satisfactory to NNN to the effect that such Stockholder may transfer the NNN Common Shares as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to NNN in form and substance agreeing to be bound by the restrictions on transfer contained herein.

         9.7 Continuity of Interest. The Stockholders as a group shall not dispose of any of the NNN Common Shares received in the transaction in a manner that would cause the transaction to violate the continuity of stockholder interest requirement set forth in Treas. Reg. Section 1.368-1(b). Any Stockholder wishing to dispose of any NNN Common Shares received in the transaction shall provide NNN written notice, not less than 15 days prior to the intended date of disposition, specifying the number of shares which such Stockholder proposes to dispose of and an opinion of counsel reasonably satisfactory to NNN that such transfer or disposition will not violate the continuity of stockholder interest requirement set forth in Treas. Reg. Section 1.368-1(b).

         9.8 Share Consideration. Each Stockholder must retain at least one-half of the NNN Common Shares received by such Stockholder on the Closing Date or received by such Stockholder with respect to any Payment Period for a period of 12 months following the date of receipt of such Share Consideration.

         9.9 Listing. NNN shall use its best efforts to effect, at or before the issuance of any NNN Common Shares issued as Share Consideration pursuant to Article 4, authorization for listing or quotation of such NNN Common Shares on the NYSE, subject to official notice of issuance.

         9.10    Tax Matters.

         (a) If there is an adjustment to any item reported on a pre-closing Tax Return that results in an increase in the Taxes payable by Advisor or the Stockholders, and such adjustment results in a corresponding adjustment to items reported on a post-closing Tax Return with the result that the Taxes payable either by NNN, NLRII or any of their Subsidiaries or by any Consolidated Group of companies of which NNN, NLRII, or any Subsidiary are then members are reduced, or a refund of Taxes is increased, then any NNN Indemnity Claim that the Stockholders owe NNN pursuant to Article 11 below shall be reduced by the amount by which such Taxes are reduced or such refunds are increased. The amount of reduction of any NNN Indemnity Claim under this
Section 9.10(a) shall be the excess of (i) the Tax liability of NNN, NLRII, such Subsidiary or, if applicable, NNN's, NLRII's or such Subsidiary's Consolidated Group for the tax period in question computed without regard to such adjustment or amendment, over (ii) the actual Tax liability of NNN, NLRII, or such Subsidiary or, if applicable, NNN's, NLRII's or such Subsidiary's Consolidated Group for the tax period in question.

         (b) Any refund or credit of Taxes (including any statutory interest thereon) received by NNN, NLRII or any of their Subsidiaries attributable to periods ending on or prior to or including the Closing Date that were paid by Advisor pursuant to this Agreement shall reduce any NNN Indemnity Claim that the Stockholders owe NNN pursuant to Article 11 below by an amount equal to the amount of such refund or credit.

         (c) In the event that NNN, NLRII or any of their Subsidiaries receives notice, whether orally or in writing, of any pending or threatened federal, state, local or foreign tax examinations, claims settlements, proposed adjustments or related matters with respect to Taxes that could affect Advisor or any of the Stockholders, or if Advisor or any of the Stockholders receives notice of such matters that could affect NNN, NLRII or any of their Subsidiaries, the party receiving such notice shall notify in writing the potentially affected party within ten (10) days thereof. The failure of either party to give the notice required by this Section shall not impair such party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

         (d) The Stockholders shall have the responsibility for, and shall be entitled, at their expense, to contest, control, compromise, settle or appeal all proceedings with respect to pre-closing Taxes.

         9.11 CNL License. CNL Group, Inc. hereby grants an irrevocable non-exclusive license to NNN and its Affiliates to use the "CNL" name and logo until such time, if ever, that a Change in Control occurs or James M. Seneff, Jr., involuntarily, is no longer on the Board of Directors of NNN. At no time during the term of the license shall NNN be obligated to pay license fees to CNL Group, Inc. with respect to the license. At such time as a Change in Control occurs, all rights to the "CNL" name and logo shall revert back to CNL Group, Inc. and the successor Person and its Affiliates shall have no rights, without the express written consent of CNL Group, Inc., to utilize the "CNL" name or logo in its business or any Affiliate's business.

                                   ARTICLE 10
                       CONDITIONS TO OBLIGATION TO CLOSE

         10.1 Conditions to Each Party's Obligation. The respective obligations of NNN, NLRII, the Advisor and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may be waived upon the written consent of NNN and the Stockholders:

         (a) NNN Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved, in each case by the requisite holders of NNN Common Shares in accordance with the applicable provisions of the NYSE, the Maryland GCL and NNN's articles of incorporation and by-laws.

         (b) Governmental Approvals. The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5.1, Section 6.4, and Section 7.3 above.

         (c) No Injunction or Proceedings. There shall not be in effect any action, suit, or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of NNN or the Advisor, (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of NNN to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

         (d) No Suspension of Trading, Etc. At the Effective Time, there shall be no suspension of trading in NNN Common Shares on the NYSE, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war or other international, armed hostility or national calamity directly or indirectly involving the United States, which war, hostility or calamity (or any material acceleration or worsening thereof), in the sole judgment of NNN, would have a Material Adverse Effect on the Advisor or, in the sole judgment of the Stockholders, would have a Material Adverse Effect on NNN.

         (e) Employment Agreements. Kevin B. Habicht, Gary M. Ralston and James M. Seneff, Jr. shall have entered into employment agreements with NNN. in substantially the forms attach hereto as Exhibits A-1, A-2 and A-3.

         (f) Registration Rights Agreement. The registration rights agreement, in substantially the form attach hereto as Exhibit B, except for such changes therein as may be agreed upon by the Stockholders and NNN, shall have executed and delivered by the parties thereto.

         10.2 Conditions to Obligation of NLRII and NNN. The obligations of NLRII and NNN to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the Stockholders and the Advisor shall have delivered to NLRII and NNN a certificate to the effect that:

                 (i)      the representations and warranties set forth in
Article 5 and Article 7 above are true and correct in all material respects at and as of the Closing Date;

                 (ii) the Stockholders and the Advisor have performed and complied with all of their covenants hereunder in all material respects at and as of the Closing Date;

                 (iii) the Advisor has procured all of the third party consents specified in Section 7.3 above; and

                 (iv) no action, suit, or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of NNN to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge is in effect);

         (b) NLRII and NNN shall have received an opinion dated as of the Closing Date from Rogers & Wells, counsel to the Stockholders and the Advisor, addressed and in form satisfactory to NLRII and NNN;

         (c) NNN shall have received written comfort in form and substance reasonably satisfactory to it from Puckett & Vogel that the Advisor will not have any accumulated or current earning and profits with in the meaning of
Section 312 of the Code as of the Effective Time. The Stockholders shall provide to Puckett & Vogel all information reasonably available to the Stockholders that is necessary to calculate the accumulated and current earnings and profits of the Advisor as of the Effective Time, including, but not limited to, all federal income Tax Returns of the Advisor and any consolidated group of which the Advisor and the Stockholders are or have been members, working papers created with respect to such Tax Returns, and information with respect to any federal income Tax controversy, either pending or resolved, with respect such returns. Any information shall be treated strictly confidential by Puckett & Vogel and every employee of, and advisor to, NNN and Puckett & Vogel.

         (d) Legg Mason Wood Walker Incorporated shall have not withdrawn its Fairness Opinion issued in connection with the Merger;

         (e) NNN and CNL Group, Inc. shall have executed a mutually acceptable agreement relating to the provision by CNL Group, Inc. of certain services, including, without limitation, payroll functions, benefit plan administration, certain management information functions, health insurance administration and office administration;

         (f) NNN shall have received the resignations, effective as of the Closing, of each director and officer of the Advisor other than those whom NNN shall have specified in writing prior to the Closing;

         (g) the CALPERS Agreement shall be in full, force and effect and there shall not exist any condition, that, in the reasonable discretion of NNN, would indicate that the CALPERS Agreement would not be renewed upon substantially the same terms and condition that are then currently in effect; and

         (h) NNN shall have received satisfactory evidence that all bonus plans under which officers, directors or employees of the Advisor are beneficiaries have been terminated as of the Closing Date.

NNN may waive any condition specified in this Section 10.2 if it executes a writing so stating at or prior to the Closing.

         10.3 Conditions to Obligation of the Stockholders and the Advisor. The obligation of the Stockholders and the Advisor to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

         (a) NLRII and NNN shall have delivered to Stockholders and the Advisor a certificate to the effect that:

                 (i)      the representations and warranties set forth in
Article 6 above shall be true and correct in all material respects at and as of the Closing Date;

                 (ii) NLRII and NNN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

                 (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (b) NNN shall have delivered to the Stockholders the Share Consideration pursuant to Section 4.2.

         (c) Since December 31, 1996, there shall not have occurred or been threatened any material adverse changes in the business, properties, operations or condition (financial or otherwise) of NNN; and

         (d) the Stockholders shall have received an opinion dated as of the Closing Date from Shaw, Pittman, Potts & Trowbridge, counsel to NLRII and NNN, addressed and in form satisfactory to the Stockholders.

The Stockholders may waive any condition specified in this Section 10.3 if they execute a writing so stating at or prior to the Closing.


                                   ARTICLE 11
                                  TERMINATION

         11.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Stockholders or the stockholder of NLRII, respectively, either by the mutual written consent of NNN and the Representative or by mutual action of the Board of Directors of the Advisor and the Special Committee.

         11.2 Termination by Either NNN or the Advisor. This Agreement may be terminated and the Merger may be abandoned (a) by action of the Special Committee in the event of a failure of a condition to the obligations of the Stockholders or the Advisor set forth in Section 10.3 of this Agreement; or (b) by majority vote of the Stockholders in the event of a failure of a condition to the obligations of NNN and NLRII set forth in Section 10.2 of this Agreement; or (c) if a United States federal or state court of competent jurisdiction or United States federal or state governmental agency shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such other, decree, ruling or other action shall have become final and non-appealable; and provided, in the case of a termination pursuant to clause (a) or (b) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

         11.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article 11, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 12
                                INDEMNIFICATION

         12.1    Indemnity Obligations of the Stockholders.  Subject to Section
12.5 and Section 12.6, each of the Stockholders hereby severally, in accordance with his percentage interest in the Share Consideration, agrees to indemnify and hold NNN and the Surviving Corporation harmless from, and to reimburse NNN and the Surviving Corporation for, any NNN Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "NNN Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever resulting from (i) any breach of any representation and warranty of the Stockholders or the Advisor which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant thereto; (ii) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Stockholders or the Advisor which are contained in or made pursuant to this Agreement; and (iii) all interest, penalties and costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 12.1.

         12.2 Indemnity Obligations of NNN. NNN and the Surviving Corporation hereby jointly and severally agree to indemnify and hold each of the Stockholders harmless from, and to reimburse each of the Stockholders for, any Stockholder Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Stockholder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever incurred by the Stockholders resulting from (i) any breach of any representation and warranty of NLRII and NNN which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant thereto; (ii) any breach or non-fulfillment of, or failure to perform, any of the covenants, agreements or undertakings of NLRII or NNN which are contained in or made pursuant to the terms and conditions of this Agreement; and (iii) all interest, penalties, costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this
Section 12.2.

         12.3 Appointment of Representative. Each of the Stockholders hereby appoints James M. Seneff, Jr. as its exclusive agent to act on its behalf with respect to any and all Stockholder Indemnity Claims and any and all NNN Indemnity Claims arising under this Agreement or such other representative as may be hereafter appointed by a majority in interest of the Stockholders. Such agent is hereinafter referred to as the "Representative." The Representative shall take, and the Stockholders agree that the Representative shall take, any and all actions which the Representative believes are necessary or appropriate under this Agreement for and on behalf of the Stockholders, as fully as if such parties were acting on their own behalf, including, without limitation, asserting Stockholder Indemnity Claims against NNN, defending all NNN Indemnity Claims, consenting to, compromising or settling all Stockholder Indemnity Claims and NNN Indemnity Claims, conducting negotiations with NNN and its representatives regarding such claims, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. NNN shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon the Stockholders. The Representative, acting pursuant to this Section 12.3, shall not be liable to any other Stockholder for any act or omission, except in connection with any act or omission that was the result of the Representative's bad faith or gross negligence.

         12.4 Notification of Claims. Subject to the provisions of Section 12.5, in the event of the occurrence of an event which any party asserts constitutes a NNN Indemnity Claim or a Stockholder Indemnity Claim, as applicable, such party shall provide the indemnifying party with prompt notice of such event and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure to give timely notice or to furnish the indemnifying party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the indemnified parties, insofar as such claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment or compromise of such claims, or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any material liability or obligation not covered by the indemnity obligations of the indemnifying parties under this Agreement (including, without limitation, any injunctive relief or other remedy). In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

         12.5 Survival. All representations and warranties, and, except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive for a period equal to the later of (i) two years from the Closing Date or (ii) the date upon which the Share Balance is zero; provided, however, the representations and warranties contained in Sections 6.3 and 7.11 shall survive until the expiration of the applicable statute of limitations with respect to the matters covered thereby. No claim shall be made after the applicable survival period.

         12.6 Limitations. Notwithstanding the foregoing, any claim by an indemnified party against any indemnifying party under this Merger Agreement shall be payable by the indemnifying party only in the event, and to the extent, that the accumulated amount of the claims in respect of such indemnifying party's obligations to indemnify under this Agreement shall exceed the amount of $100,000 in the aggregate. In no event shall the aggregate liability of the Stockholders under this Agreement with respect to NNN Indemnity Claims exceed the value of NNN Common Shares actually issued to the Stockholders valued at a price per share equal to the average closing price of a NNN Common Share as reported on the NYSE over the 20 trading days immediately preceding the Closing Date.

         12.7 Exclusive Provisions: No Rescission. Except as set forth in this Agreement, no party hereto is making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein or in any certificate or other document delivered pursuant hereto relating to the Merger shall give rise to any right on the part of any party hereto, after the consummation of the Merger, to rescind this Agreement or the transactions contemplated by this Agreement. Following the consummation of the Merger, the rights of the parties under the provisions of this Article 12 shall be the sole and exclusive remedy available to the parties with respect to claims, assertions, events or proceedings arising out of or relating to the Merger.


                                   ARTICLE 13
                                 MISCELLANEOUS

         13.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of NNN and the Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

         13.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         13.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         13.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of NNN and the Representative; provided, however, that NNN may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and

(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases NNN nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         13.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         13.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Advisor or the Stockholders:
         c/o James M. Seneff, Jr.
         400 East South Street
         Suite 500
         Orlando, Florida  32801
         Telecopy: (407) 423-2894

         With copy to:
         Rogers & Wells
         Two Hundred Park Avenue
         New York, New York  10166
         Attn: Alan L. Gosule, Esq. and
               Jay L. Bernstein, Esq.
         Telecopy:  (212) 878-8375

         If to NNN and NLRII:
         Gary M. Ralston
         President
         Commercial Net Lease Realty, Inc.
         400 East South Street
         Suite 500
         Orlando, Florida  32801
         Telecopy: (407) 648-8756

         With copy to:
         Shaw, Pittman, Potts & Trowbridge
         2300 N Street, N.W.
         Washington, D.C.  20037
         Attn: Thomas H. McCormick, Esq.
         Telecopy:  (202) 663-8007

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         13.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF MARYLAND OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

         13.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by NNN and the Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         13.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         13.11 Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Stockholders agree that the Advisor has not borne or will bear any of the Stockholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         13.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         13.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         13.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         13.15 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Maryland, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

         13.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                        NNN:


                                        COMMERCIAL NET LEASE REALTY, INC.



                                        By: /s/ GARY M. RALSTON
                                           -------------------------------------
                                        Its:    President
                                            ------------------------------------


                                        NLRII:

                                        NET LEASE REALTY II, INC.


                                        By: /s/ JAMES M. SENEFF, JR.
                                           -------------------------------------
                                        Its:    Chief Executive Officer
                                            ------------------------------------

                                        ADVISOR:



                                        CNL REALTY ADVISORS, INC.


                                        By: /s/ JAMES M. SENEFF, JR.
                                           -------------------------------------
                                        Its:    Chief Executive Officer
                                            ------------------------------------

                                        STOCKHOLDERS:

                                          /s/ ROBERT A. BOURNE
                                              ----------------------------------
                                              Robert A. Bourne


                                        CNL Group, Inc.


                                        By: /s/ JAMES M. SENEFF, JR.
                                                --------------------------------
                                                James M. Seneff, Jr., CEO


                                            /s/ KEVIN B. HABICHT
                                                --------------------------------
                                                Kevin B. Habicht

                                            /s/ GARY M. RALSTON
                                                --------------------------------
                                                Gary M. Ralston


         The undersigned executes this Agreement solely with respect to the covenants of the undersigned contained in Section 9.5, and with respect Article 12, solely as such Article 12 relates to undersigned's capacity as Representative of the Stockholders.




                                            /s/ JAMES M. SENEFF, JR.
                                                --------------------------------
                                                James M. Seneff, Jr.

                                                                     EXHIBIT A-1

                            KEVIN B. HABICHT FORM OF
                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is dated as of ______________, 1997, by and between COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (hereinafter referred to as the "Company"), and Kevin B. Habicht (hereinafter referred to as the "Executive").

        WHEREAS, the Agreement and Plan of Merger, dated as of May 15, 1997, between CNL REALTY ADVISORS, INC., a Florida corporation ("CNL Advisors"), and the Company contemplates that the Company enter into an employment agreement with the Executive;

        WHEREAS, the Company wishes to offer employment to the Executive, and the Executive wishes to accept such offer, on the terms set forth below;

        Accordingly, the parties hereto agree as follows:

        1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment for an initial term commencing as of the date hereof and ending on December 31, 2000, unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). The Term shall be subject to automatic one-year renewals unless either party hereto notifies the other, in accordance with Section 7.5, of non-renewal at least 90-days prior to the end of any such Term.

        2. Duties. The Executive, in his capacity as Executive Vice President shall faithfully perform for the Company the duties of said office including, without limitation, acting as chief financial officer and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Board of Directors of the Company (the "Board"), the Chief Executive Officer or the President of the Company (including the performance of services for, and serving on the Board of Directors of, any subsidiary of the Company without any additional compensation). The Executive shall devote substantially all of the Executive's business time and effort to the performance of the Executive's duties hereunder, provided that in no event shall this sentence prohibit the Executive from performing personal and charitable activities and any other activities approved by the Board, so long as such activities do not interfere with the Executive's duties for the Company.

        3.       Compensation.

                 3.1 Salary. The Company shall pay the Executive during the Term a salary at the rate of $150,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives generally. Annual Salary will increase annually on January 1 of each year by an amount as may be approved by the Board, with such increase to be effective on the date salary increases are effective for employees of the Company

                                                                     EXHIBIT A-1


generally and, upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary.

                 3.2 Bonus. The Executive will be eligible to participate in the Company's Annual Bonus Program (the "Bonus Plan"), the terms of which will be established by the Executive Compensation Committee of the Company. Until such time as the Company adopts a formal bonus program, the Executive will be entitled to a bonus of up to 50% of Annual Salary.

                 3.3 Benefits - In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

                 3.4 Vacation. The Executive shall be entitled to vacation of 20 days per year.

                 3.5 Automobile. The Company will provide the Executive a monthly allowance of $500 for the use of an automobile. At the option of the Company, in lieu of providing such allowance, the Company will provide the Executive with an automobile of suitable standard to the Executive's position.

                 3.6 Disability Benefits and Life Insurance. The Executive shall be entitled to long-term disability coverage providing benefits (to continue for such period as is provided in the applicable disability plan or program, as amended from time to time) equal to two-thirds of Annual Salary in the case of a covered disability and life insurance benefits with a face amount equal to Annual Salary.

                 3.7 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement; provided that the Executive submits such expenses in accordance with the policies applicable to senior executives of the Company generally.

                                                                     EXHIBIT A-1


        4. Termination upon Death or Disability. If the Executive dies during the Term, the obligations of the Company to or with respect to the Executive shall terminate in their entirety except as otherwise provided under this
Section 4. If the Executive becomes eligible for disability benefits under the Company's long-term disability plans and arrangements (or, if none apply, would have been so eligible under the most recent plan or arrangement), the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive; provided that the Company will have no right to terminate the Executive's employment if, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Executive will be able to resume the Executive's duties on a regular full-time basis within 90 days of the date the Executive receives notice of such termination. Upon death or other termination of employment by virtue of disability, (i) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan or in clause (ii) below) earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination); (ii) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to a cash payment equal to the Executive's Annual Salary (as in effect on the effective date of such termination) payable no later than 30 days after such termination; and (iii) this Agreement shall otherwise terminate upon such death or other termination of employment and there shall be no further rights with respect to the Executive hereunder (except as provided in Section 7.14).

        5.   Certain Terminations of Employment.


             5.1 Termination for Cause; Termination of Employment by the Executive Without Good Reason.

                 (a)      For purposes of this Agreement, "Cause" shall mean:

                          (i) the Executive's (A) conviction for (or pleading nolo contendere to) any felony, or a misdemeanor involving moral turpitude, or (B) indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within 18 months;

                          (ii) the Executive's commission of an act of fraud, theft or dishonesty related to the performance of the Executive's duties hereunder;

                          (iii) the willful and continuing failure or habitual neglect by the Executive to perform the Executive's duties hereunder;

                          (iv) any material violation by the Executive of the covenants contained in Section 6; or

                                                                     EXHIBIT A-1

                                  (v) the Executive's willful and continuing material breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Cause under clause (iii) or
(v) above, the Executive shall have 30 days from the date such notice is given to cure such event or condition and, if the Executive does so, such event or condition shall not constitute Cause hereunder.

                 (b) For purposes of this Agreement, "Good Reason" shall mean, unless otherwise consented to by the Executive:

                          (i) the material reduction of the Executive's authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company and its subsidiaries;

                          (ii)    a reduction in Annual Salary of the
                 Executive;

                          (iii) the failure by the Company to obtain an agreement in form and substance reasonably satisfactory to the Executive from any successor to the business of the Company to assume and agree to perform this Agreement; or

                          (iv) the Company's material and willful breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Good Reason under clause (i),
(ii) or (iv) above, the Company shall have 30 days from the date on which the Executive gives the notice thereof to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

                 (c) The Company may terminate the Executive's employment hereunder for Cause. If the Company terminates the Executive for Cause, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

                 (d) The Executive may terminate his employment without Good Reason. If the Executive terminates the Executive's employment with the Company without Good Reason: (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits

                                                                     EXHIBIT A-1


(but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

        5.2 Termination Without Cause; Termination for Good Reason; Failure to Renew Employment Agreement. The Company may terminate the Executive's employment at any time for any reason or no reason and the Executive may terminate the Executive's employment with the Company for Good Reason. If the Company or the Executive terminates the Executive's employment and such termination is not described in Section 4 or Section 5.1, or if the Company, for any reason, does not renew this Agreement at the expiration of its Term, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment or expiration of the Term other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan and clause (ii) below) earned and accrued under this Agreement prior to the effective date of the termination of employment or expiration of the Term (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment or expiration of the Term); (ii) the Executive shall receive (A) a cash payment equal to two (2) times the Executive's Annual Salary (as in effect on the effective date of such termination or expiration) payable no later than 30 days after such termination or expiration and (B) for a period of one (1) year after termination of employment or expiration of the Term such continuing health benefits (including any medical, vision or dental benefits), under the Company's health plans and programs applicable to senior executives of the Company generally as the Executive would have received under this Agreement (and at such costs to the Executive) as would have applied in the absence of such termination or expiration (but not taking into account any post-termination increases in Annual Salary that may otherwise have occurred without regard to such termination and that may have favorably affected such benefits) it being expressly understood and agreed that nothing in this clause (ii)(B) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide such coverage after such time as the Executive becomes entitled to receive health benefits from another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested options held by the Executive shall vest and such options shall remain exercisable for one (1) year following termination or expiration (or, if shorter, the balance of the regular term of the options); and (iv) this Agreement shall otherwise terminate upon such termination of employment or expiration of the Term and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

                                                                     EXHIBIT A-1


        6.       Covenants of the Executive.

                 6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company is the acquisition, ownership and management of a diversified portfolio of high-quality, single-tenant, freestanding properties leased to retail businesses (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material and substantial with respect to the Company's then-overall business, herein being collectively referred to as the "Business"); (ii) the Company knows of a limited number of persons who have developed the Company's Business; (iii) the Company's Business is, in part, national in scope; (iii) the Executive's work for the Company and its subsidiaries (and the predecessors of either) has given and will continue to give the Executive access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. In light of the foregoing, during the Term and for a period of one year thereafter (and, as to Section 6.1(b) and (d), at any time during and after the Executive's employment with the Company and its subsidiaries (and the predecessors of either)):

                          (a)     The Executive shall not, directly or
indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the Business of the Company in any state in which the Company conducts its Business. In the case of a termination by the Company without Cause or by the Executive for Good Reason, the preceding covenant shall expire on the date of termination; provided, however, that, notwithstanding the foregoing, the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (i) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) the Executive is not a controlling person of, or a member of a group which controls, such entity and (iii) the Executive does not, directly or indirectly, own one percent or more of any class of securities of such entity.

                          (b)     The Executive shall keep secret and retain in
strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its subsidiaries (or any predecessor of either) (the "Confidential Company Information"), including, without limitation, information with respect to the Business and any aspect thereof, profit or loss figures, and the Company's or its affiliates, (or any of their predecessors) properties, and shall not disclose such Confidential Company information to anyone outside of the Company

                                                                     EXHIBIT A-1


except with the Company's express written consent and except for Confidential Company Information which (i) at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, (ii) is clearly obtainable in the public domain, (iii) was not acquired by the Executive in connection with the Executive's employment or affiliation with the Company,
(iv) was not acquired by the Executive from the Company or its representatives or from a third-party who has an agreement with the Company not to disclose such information, or (v) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

                          (c)     The Executive shall not, without the
Company's prior written consent, directly or indirectly, (i) knowingly solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee thereof or hire (on behalf of the Executive or any other person or entity) any employee who has left the employment or other service of the Company or any of its affiliates (or any predecessor of either) within one year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates, or (ii) whether for the Executive's own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates, relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Executive's employment with the Company and its affiliates (or the predecessors of either) is or was a customer or client of the Company or any of its affiliates (or any predecessor of either).

                          (d)     All memoranda, notes, lists, records,
property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request.

                 6.2 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of
Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages). The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

                                                                     EXHIBIT A-1

        7.       Other Provisions.

                 7.1 Severability. The Executive acknowledges and agrees that (i) the Executive has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full affect, without regard to the invalid portions.

                 7.2 Duration and Scope of Covenants. If any court or other decision maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                 7.3 Enforceability; Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by the Executive and the Company (or its affiliates, where applicable), other than those arising under Section 6, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies provided under Section 6.2, shall be submitted to arbitration in Orlando, Florida in accordance with Florida law and the procedures of the American Arbitration Association. The determination of the arbitrators shall be conclusive and binding on the Company (or its affiliates, where applicable) and the Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

                 7.4 Attorneys' Fees. In the event of any legal proceeding (including an arbitration proceeding) relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys' fees incurred by the prevailing party in connection with such proceeding.

                                                                     EXHIBIT A-1

                 7.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                          (i)       If to the Company, to:

                                    400 East South Street
                                    Suite 500
                                    Orlando, Florida  32801
                                    Attention:  James M. Seneff, Jr.
                                    Facsimile: (407) 648-8756

                                    with a copy in either case to:

                                    Shaw, Pittman, Potts & Trowbridge
                                    2300 N Street, N.W.
                                    Washington, D.C.  20037
                                    Attention:  Thomas H. McCormick, Esq.
                                    Facsimile:  (202) 663-8007

                          (ii)      If to the Executive, to:

                                    Kevin B. Habicht
                                    901 Lake Catherine Drive
                                    Maitland, FL  32751

                                    with a copy in either case to:

                                    Rogers & Wells
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Jay L. Bernstein, Esq.
                                    Facsimile:  (212) 878-8527

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

        7.6 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either).

                                                                     EXHIBIT A-1


        7.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

        7.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        7.9 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

        7.10 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law. No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

        7.11 No Duty to Mitigate. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event the Executive does mitigate.

        7.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

        7.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

                                                                     EXHIBIT A-1


        7.14 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 6, 7.3, 7.4 and 7.10 and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.3, 7.4 and 7.10) shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

        7.15 Existing Agreements. Executive represents to the Company that the Executive is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit the Executive from executing this Agreement or limit the Executive's ability to fulfill the Executive's responsibilities hereunder.

        7.16 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

        7.17 Parachute Provisions. If any amount payable to or other benefit receivable by the Executive pursuant to this Agreement is deemed to constitute a Parachute Payment (as defined below), alone or when added to any other amount payable or paid to or other benefit receivable or received by the Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates on such Parachute Payments and on any payments under this Section 7.17 ) as if no excise taxes had been imposed with respect to Parachute Payments. The amount of any payment under this Section 7.17 shall be computed by a certified public accounting firm mutually and reasonably acceptable to the Executive and the Company, the computation expenses of which shall be paid by the Company. "Parachute Payment" shall mean any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

          IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                          COMMERCIAL NET LEASE REALTY, INC.


                                        By:
                                           ---------------------------------
                                           Its:
                                               -----------------------------

                                        ------------------------------------
                                                      Kevin B. Habicht

                                                                     EXHIBIT A-2


                            GARY M. RALSTON FORM OF
                             EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is dated as of ______________, 1997, by and between COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (hereinafter referred to as the "Company"), and Gary M. Ralston (hereinafter referred to as the "Executive").

        WHEREAS, the Agreement and Plan of Merger, dated as of May 15, 1997, between CNL REALTY ADVISORS, INC., a Florida corporation ("CNL Advisors"), and the Company contemplates that the Company enter into an employment agreement with the Executive;

        WHEREAS, the Company wishes to offer employment to the Executive, and the Executive wishes to accept such offer, on the terms set forth below;

        Accordingly, the parties hereto agree as follows:

        1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment for an initial term commencing as of the date hereof and ending on December 31, 2000, unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). The Term shall be subject to automatic one-year renewals unless either party hereto notifies the other, in accordance with Section 7.5, of non-renewal at least 90-days prior to the end of any such Term.

        2. Duties. The Executive, in his capacity as President shall faithfully perform for the Company the duties of said office including, without limitation, that of Chief Operating Officer and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company (including the performance of services for, and serving on the Board of Directors of, any subsidiary of the Company without any additional compensation). The Executive shall devote substantially all of the Executive's business time and effort to the performance of the Executive's duties hereunder, provided that in no event shall this sentence prohibit the Executive from performing personal and charitable activities and any other activities approved by the Board, so long as such activities do not interfere with the Executive's duties for the Company.

        3.       Compensation.

                 3.1 Salary. The Company shall pay the Executive during the Term a salary at the rate of $225,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives generally. Annual Salary will increase annually on January 1 of each year by an amount as may be approved by the Board, with such increase to be effective on the date salary increases are effective for employees of the Company

                                                                     EXHIBIT A-2



generally and, upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary.

                 3.2 Bonus. The Executive will be eligible to participate in the Company's Annual Bonus Program (the "Bonus Plan"), the terms of which will be established by the Executive Compensation Committee of the Company. Until such time as the Company adopts a formal bonus program, the Executive will be entitled to a bonus of up to 50% of Annual Salary.

                 3.3 Benefits - In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

                 3.4 Vacation. The Executive shall be entitled to vacation of 20 days per year.

                 3.5 Automobile. The Company will provide the Executive a monthly allowance of $500 for the use of an automobile. At the option of the Company, in lieu of providing such allowance, the Company will provide the Executive with an automobile of suitable standard to the Executive's position.

                 3.6 Disability Benefits and Life Insurance. The Executive shall be entitled to long-term disability coverage providing benefits (to continue for such period as is provided in the applicable disability plan or program, as amended from time to time) equal to two-thirds of Annual Salary in the case of a covered disability and life insurance benefits with a face amount equal to Annual Salary.

                 3.7 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement; provided that the Executive submits such expenses in accordance with the policies applicable to senior executives of the Company generally.

        4. Termination upon Death or Disability. If the Executive dies during the Term, the obligations of the Company to or with respect to the Executive shall terminate in their entirety except as otherwise provided under this
Section 4. If the Executive becomes eligible for disability benefits under the Company's long-term disability plans and arrangements (or, if none apply, would have been so eligible under the most recent plan or arrangement), the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive; provided that the Company will have no right to terminate the Executive's employment if, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Executive will be able to resume the Executive's duties on a regular full-time basis within 90 days of the date the Executive receives notice of such termination. Upon death or other termination of employment by virtue of disability, (i) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan or in clause (ii) below) earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination); (ii) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to a cash payment equal to the Executive's Annual Salary (as in effect on the effective date of such termination) payable no later than 30 days after such termination; and (iii) this Agreement shall otherwise terminate upon such death or other termination of employment and there shall be no further rights with respect to the Executive hereunder (except as provided in Section 7.14).

        5.       Certain Terminations of Employment.

                 5.1 Termination for Cause; Termination of Employment by the Executive Without Good Reason.

                          (a)     For purposes of this Agreement, "Cause" shall
mean:

                                  (i)     the Executive's (A) conviction for
                 (or pleading nolo contendere to) any felony, or a misdemeanor involving moral turpitude, or (B) indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within 18 months;

                                  (ii)    the Executive's commission of an act
                 of fraud, theft or dishonesty related to the performance of the Executive's duties hereunder;

                                  (iii) the willful and continuing failure or habitual neglect by the Executive to perform the Executive's duties hereunder;

                                  (iv)    any material violation by the
                 Executive of the covenants contained in Section 6; or

                                                                     EXHIBIT A-2




                                  (v)     the Executive's willful and
                 continuing material breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Cause under clause (iii) or
(v) above, the Executive shall have 30 days from the date such notice is given to cure such event or condition and, if the Executive does so, such event or condition shall not constitute Cause hereunder.

                 (b) For purposes of this Agreement, "Good Reason" shall mean, unless otherwise consented to by the Executive:

                                  (i)     the material reduction of the
                 Executive's authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company and its subsidiaries;

                                  (ii)    a reduction in Annual Salary of the
                 Executive;

                                  (iii)   the failure by the Company to obtain
                 an agreement in form and substance reasonably satisfactory to the Executive from any successor to the business of the Company to assume and agree to perform this Agreement; or

                                  (iv)    the Company's material and willful
                 breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Good Reason under clause (i),
(ii) or (iv) above, the Company shall have 30 days from the date on which the Executive gives the notice thereof to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

                 (c) The Company may terminate the Executive's employment hereunder for Cause. If the Company terminates the Executive for Cause, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

                 (d) The Executive may terminate his employment without Good Reason. If the Executive terminates the Executive's employment with the Company without Good Reason: (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits

                                                                     EXHIBIT A-2




(but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

        5.2 Termination Without Cause; Termination for Good Reason; Failure to Renew Employment Agreement. The Company may terminate the Executive's employment at any time for any reason or no reason and the Executive may terminate the Executive's employment with the Company for Good Reason. If the Company or the Executive terminates the Executive's employment and such termination is not described in Section 4 or Section 5.1, or if the Company, for any reason, does not renew this Agreement at the expiration of its Term, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment or expiration of the Term other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan and clause (ii) below) earned and accrued under this Agreement prior to the effective date of the termination of employment or expiration of the Term (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment or expiration of the Term); (ii) the Executive shall receive (A) a cash payment equal to two (2) times the Executive's Annual Salary (as in effect on the effective date of such termination or expiration) payable no later than 30 days after such termination or expiration and (B) for a period of one (1) year after termination of employment or expiration of the Term such continuing health benefits (including any medical, vision or dental benefits), under the Company's health plans and programs applicable to senior executives of the Company generally as the Executive would have received under this Agreement (and at such costs to the Executive) as would have applied in the absence of such termination or expiration (but not taking into account any post-termination increases in Annual Salary that may otherwise have occurred without regard to such termination and that may have favorably affected such benefits) it being expressly understood and agreed that nothing in this clause (ii)(B) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide such coverage after such time as the Executive becomes entitled to receive health benefits from another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested options held by the Executive shall vest and such options shall remain exercisable for one (1) year following termination or expiration (or, if shorter, the balance of the regular term of the options); and (iv) this Agreement shall otherwise terminate upon such termination of employment or expiration of the Term and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

                                                                     EXHIBIT A-2




        6.       Covenants of the Executive.

                 6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company is the acquisition, ownership and management of a diversified portfolio of high-quality, single-tenant, freestanding properties leased to retail businesses (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material and substantial with respect to the Company's then-overall business, herein being collectively referred to as the "Business"); (ii) the Company knows of a limited number of persons who have developed the Company's Business; (iii) the Company's Business is, in part, national in scope; (iii) the Executive's work for the Company and its subsidiaries (and the predecessors of either) has given and will continue to give the Executive access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. In light of the foregoing, during the Term and for a period of one year thereafter (and, as to Section 6.1(b) and (d), at any time during and after the Executive's employment with the Company and its subsidiaries (and the predecessors of either)):

                          (a)     The Executive shall not, directly or
indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the Business of the Company in any state in which the Company conducts its Business. In the case of a termination by the Company without Cause or by the Executive for Good Reason, the preceding covenant shall expire on the date of termination; provided, however, that, notwithstanding the foregoing, the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (i) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) the Executive is not a controlling person of, or a member of a group which controls, such entity and (iii) the Executive does not, directly or indirectly, own one percent or more of any class of securities of such entity.

                          (b)     The Executive shall keep secret and retain in
strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its subsidiaries (or any predecessor of either) (the "Confidential Company Information"), including, without limitation, information with respect to the Business and any aspect thereof, profit or loss figures, and the Company's or its affiliates, (or any of their predecessors) properties, and shall not disclose such Confidential Company information to anyone outside of the Company

                                                                     EXHIBIT A-2



except with the Company's express written consent and except for Confidential Company Information which (i) at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, (ii) is clearly obtainable in the public domain, (iii) was not acquired by the Executive in connection with the Executive's employment or affiliation with the Company,
(iv) was not acquired by the Executive from the Company or its representatives or from a third-party who has an agreement with the Company not to disclose such information, or (v) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

                 (c) The Executive shall not, without the Company's prior written consent, directly or indirectly, (i) knowingly solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee thereof or hire (on behalf of the Executive or any other person or entity) any employee who has left the employment or other service of the Company or any of its affiliates (or any predecessor of either) within one year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates, or (ii) whether for the Executive's own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates, relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Executive's employment with the Company and its affiliates (or the predecessors of either) is or was a customer or client of the Company or any of its affiliates (or any predecessor of either).

                 (d) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request.

        6.2 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages). The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

                                                                     EXHIBIT A-2




        7.       Other Provisions.

                 7.1 Severability. The Executive acknowledges and agrees that (i) the Executive has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full affect, without regard to the invalid portions.

                 7.2 Duration and Scope of Covenants. If any court or other decision maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                 7.3 Enforceability; Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by the Executive and the Company (or its affiliates, where applicable), other than those arising under Section 6, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies provided under Section 6.2, shall be submitted to arbitration in Orlando, Florida in accordance with Florida law and the procedures of the American Arbitration Association. The determination of the arbitrators shall be conclusive and binding on the Company (or its affiliates, where applicable) and the Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

                 7.4 Attorneys' Fees. In the event of any legal proceeding (including an arbitration proceeding) relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys' fees incurred by the prevailing party in connection with such proceeding.

                                                                     EXHIBIT A-2


                 7.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                          (i)       If to the Company, to:

                                    400 East South Street
                                    Suite 500
                                    Orlando, Florida  32801
                                    Attention:  James M. Seneff, Jr.
                                    Facsimile: (407) 648-8756

                                    with a copy in either case to:

                                    Shaw, Pittman, Potts & Trowbridge
                                    2300 N Street, N.W.
                                    Washington, D.C.  20037
                                    Attention:  Thomas H. McCormick, Esq.
                                    Facsimile:  (202) 663-8007

                          (ii)      If to the Executive, to:

                                    Gary M. Ralston
                                    980 Lincoln Circle
                                    Winter Park, FL  32789

                                    with a copy in either case to:

                                    Rogers & Wells
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Jay L. Bernstein, Esq.
                                    Facsimile:  (212) 878-8527

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

        7.6 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either).

                                                                     EXHIBIT A-2



        7.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

        7.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        7.9 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

        7.10 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law. No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

        7.11 No Duty to Mitigate. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event the Executive does mitigate.

        7.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

        7.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

                                                                     EXHIBIT A-2




        7.14 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 6, 7.3, 7.4 and 7.10 and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.3, 7.4 and 7.10) shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

        7.15 Existing Agreements. Executive represents to the Company that the Executive is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit the Executive from executing this Agreement or limit the Executive's ability to fulfill the Executive's responsibilities hereunder.

        7.16 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

        7.17 Parachute Provisions. If any amount payable to or other benefit receivable by the Executive pursuant to this Agreement is deemed to constitute a Parachute Payment (as defined below), alone or when added to any other amount payable or paid to or other benefit receivable or received by the Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates on such Parachute Payments and on any payments under this Section 7.17 ) as if no excise taxes had been imposed with respect to Parachute Payments. The amount of any payment under this Section 7.17 shall be computed by a certified public accounting firm mutually and reasonably acceptable to the Executive and the Company, the computation expenses of which shall be paid by the Company. "Parachute Payment" shall mean any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

                                                                     EXHIBIT A-2


        IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                        COMMERCIAL NET LEASE REALTY, INC.



                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------

                                        ---------------------------------------
                                                     Gary M. Ralston

                                                                     EXHIBIT A-3



                          JAMES M. SENEFF, JR. FORM OF
                             EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is dated as of _________, 1997, by and between COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (hereinafter referred to as the "Company"), and James M. Seneff, Jr. (hereinafter referred to as the "Executive").

        WHEREAS, the Agreement and Plan of Merger, dated as of May 15, 1997, between CNL REALTY ADVISORS, INC., a Florida corporation ("CNL Advisors"), and the Company contemplates that the Company enter into an employment agreement with the Executive;

        WHEREAS, the Company wishes to offer employment to the Executive, and the Executive wishes to accept such offer, on the terms set forth below;

        Accordingly, the parties hereto agree as follows:

        1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment for an initial term commencing as of the date hereof and ending on December 31, 2000, unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). The Term shall be subject to automatic one-year renewals unless either party hereto notifies the other, in accordance with Section 7.5, of non-renewal at least 90-days prior to the end of any such Term.

        2. Duties. The Executive, in his capacity as Chief Executive Officer shall faithfully perform for the Company the duties of said office and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Board of Directors of the Company (the "Board") (including the performance of services for, and serving on the Board of Directors of, any subsidiary of the Company without any additional compensation). It is expressly understood that the Executive shall not devote all or substantially all of the Executive's business time and effort to the performance of the Executive's duties hereunder, but shall devote such of the Executive's business time and effort as necessary to the performance of the Executive's duties hereunder, provided that in no event shall this sentence prohibit the Executive from performing (i) services for CNL Group, Inc. and other activities related to the business of CNL Group, Inc. and its affiliates and (ii) personal and charitable activities and any other activities approved by the Board, so long as such activities do not interfere with the Executive's duties for the Company.

        3.       Compensation.

                 3.1 Salary. The Company shall pay the Executive during the Term a salary at the rate of $125,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives generally. Annual Salary will increase

                                                                     EXHIBIT A-3



annually on January 1 of each year by an amount as may be approved by the Board, with such increase to be effective on the date salary increases are effective for employees of the Company generally and, upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary.

                 3.2 Bonus. The Executive will be eligible to participate in the Company's Annual Bonus Program (the "Bonus Plan"), the terms of which will be established by the Executive Compensation Committee of the Company. Until such time as the Company adopts a formal bonus program, the Executive will be entitled to a bonus of up to 50% of Annual Salary.

                 3.3 Benefits - In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

                 3.4 Automobile. The Company will provide the Executive a monthly allowance of $500 for the use of an automobile. At the option of the Company, in lieu of providing such allowance, the Company will provide the Executive with an automobile of suitable standard to the Executive's position.

                 3.5 Disability Benefits and Life Insurance. The Executive shall be entitled to long-term disability coverage providing benefits (to continue for such period as is provided in the applicable disability plan or program, as amended from time to time) equal to two-thirds of Annual Salary in the case of a covered disability and life insurance benefits with a face amount equal to Annual Salary.

                 3.6 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement; provided that the Executive submits such expenses in accordance with the policies applicable to senior executives of the Company generally.

        4. Termination upon Death or Disability. If the Executive dies during the Term, the obligations of the Company to or with respect to the Executive shall terminate in their entirety except as otherwise provided under this Section 4. If the Executive becomes eligible for disability benefits under the Company's long-term disability plans and arrangements (or, if none apply, would have been so eligible under the most recent plan or arrangement), the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive; provided that the Company will have no right to terminate the Executive's employment if, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Executive will be able to resume the Executive's duties on a regular full-time basis within 90 days of the date the Executive receives notice of such termination. Upon death or other termination of employment by virtue of disability, (i) the

                                                                     EXHIBIT A-3




Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan or in clause (ii) below) earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination); (ii) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to a cash payment equal to the Executive's Annual Salary (as in effect on the effective date of such termination) payable no later than 30 days after such termination; and (iii) this Agreement shall otherwise terminate upon such death or other termination of employment and there shall be no further rights with respect to the Executive hereunder (except as provided in Section 7.14).

        5.Certain Terminations of Employment.

                 5.1 Termination for Cause; Termination of Employment by the Executive Without Good Reason.

                          (a)       For purposes of this Agreement, "Cause"
shall mean:

                                    (i)       the Executive's (A) conviction
                 for (or pleading nolo contendere to) any felony, or a misdemeanor involving moral turpitude, or (B) indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within 18 months;

                                    (ii)      the Executive's commission of an
                 act of fraud, theft or dishonesty related to the performance of the Executive's duties hereunder;

                                    (iii)     the willful and continuing
                 failure or habitual neglect by the Executive to perform the Executive's duties hereunder;

                                    (iv)      any material violation by the
                 Executive of the covenants contained in Section 6; or

                                    (v)       the Executive's willful and
                 continuing material breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Cause under clause (iii) or
(v) above, the Executive shall have 30 days from the date such notice is given to cure such event or condition and, if the Executive does so, such event or condition shall not constitute Cause hereunder.

                          (b)       For purposes of this Agreement, "Good
Reason" shall mean, unless otherwise consented to by the Executive:

                                                                     EXHIBIT A-3



                                    (i)       the material reduction of the
                 Executive's authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company and its subsidiaries;

                                    (ii)      a reduction in Annual Salary of
                 the Executive;

                                    (iii)     the failure by the Company to
                 obtain an agreement in form and substance reasonably satisfactory to the Executive from any successor to the business of the Company to assume and agree to perform this Agreement; or

                                    (iv)      the Company's material and
                 willful breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Good Reason under clause (i),
(ii) or (iv) above, the Company shall have 30 days from the date on which the Executive gives the notice thereof to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

                          (c)       The Company may terminate the Executive's
employment hereunder for Cause. If the Company terminates the Executive for Cause, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

                          (d)       The Executive may terminate his employment
without Good Reason. If the Executive terminates the Executive's employment with the Company without Good Reason: (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

                 5.2 Termination Without Cause; Termination for Good Reason. The Company may terminate the Executive's employment at any time for any reason or no reason and the Executive may terminate the Executive's employment with the Company for Good Reason. If the Company or the Executive terminates the Executive's employment and such termination is

                                                                     EXHIBIT A-3




not described in Section 4 or Section 5.1, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan and clause (ii) below) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); (ii) the Executive shall receive (A) a cash payment equal to one (1) times the Executive's Annual Salary (as in effect on the effective date of such termination) payable no later than 30 days after such termination and
(B) for a period of one (1) year after termination of employment such continuing health benefits (including any medical, vision or dental benefits), under the Company's health plans and programs applicable to senior executives of the Company generally as the Executive would have received under this Agreement (and at such costs to the Executive) as would have applied in the absence of such termination (but not taking into account any post-termination increases in Annual Salary that may otherwise have occurred without regard to such termination and that may have favorably affected such benefits) it being expressly understood and agreed that nothing in this clause (ii)(B) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide such coverage after such time as the Executive becomes entitled to receive health benefits from another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested options held by the Executive shall vest and such options shall remain exercisable for ninety (90) days following termination (or, if shorter, the balance of the regular term of the options); and (iv) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.14).

        6.       Covenants of the Executive.

                 6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company is the acquisition, ownership and management of a diversified portfolio of high-quality, single-tenant, freestanding properties leased to retail businesses (the "Business"; provided, however, for the purposes of this Section 6, "Business" shall not include (A) the ownership, acquisition, financing or development by the Executive or his affiliates of (x) restaurant properties or hotel properties that contain retail stores or (y) retail stores that contain less than 10,000 square feet and (B) retail stores currently owned by the Executive or his affiliates); (ii) the Company knows of a limited number of persons who have developed the Company's Business; (iii) the Company's Business is, in part, national in scope; (iii) the Executive's work for the Company and its subsidiaries (and the predecessors of either) has given and will continue to give the Executive access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. In light of the foregoing, during the Term and for a period of one year

                                                                     EXHIBIT A-3




thereafter (and, as to Section 6.1(b) and (d), at any time during and after the Executive's employment with the Company and its subsidiaries (and the predecessors of either)):

                          (a)       Except for the Executive's affiliation with
CNL Group, Inc. and its affiliates, or as otherwise provided in Section 2, the Executive shall not, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the Business of the Company in any state in which the Company conducts its Business. In the case of a termination by the Company without Cause or by the Executive for Good Reason, the preceding covenant shall expire on the date of termination; provided, however, that, notwithstanding the foregoing, the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (i) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) the Executive is not a controlling person of, or a member of a group which controls, such entity and (iii) the Executive does not, directly or indirectly, own one percent or more of any class of securities of such entity.

                          (b)       The Executive shall keep secret and retain
in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its subsidiaries (or any predecessor of either) (the "Confidential Company Information"), including, without limitation, information with respect to the Business and any aspect thereof, profit or loss figures, and the Company's or its affiliates, (or any of their predecessors) properties, and shall not disclose such Confidential Company information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which (i) at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, (ii) is clearly obtainable in the public domain, (iii) was not acquired by the Executive in connection with the Executive's employment or affiliation with the Company, (iv) was not acquired by the Executive from the Company or its representatives or from a third-party who has an agreement with the Company not to disclose such information, or (v) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

                          (c)       The Executive shall not, without the
Company's prior written consent, directly or indirectly, (i) knowingly solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee thereof or hire (on behalf of the Executive or any other person or entity) any employee who has left the employment or other service of the Company or any of its affiliates (or any predecessor of either) within one year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates, or (ii) whether for the Executive's own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the

                                                                     EXHIBIT A-3




Company's or any of its affiliates, relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Executive's employment with the Company and its affiliates (or the predecessors of either) is or was a customer or client of the Company or any of its affiliates (or any predecessor of either).

                          (d)       All memoranda, notes, lists, records,
property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request.

                 6.2 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of
Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages). The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

        7.       Other Provisions.

                 7.1 Severability. The Executive acknowledges and agrees that (i) the Executive has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full affect, without regard to the invalid portions.

                 7.2 Duration and Scope of Covenants. If any court or other decision maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                                                                     EXHIBIT A-3




                 7.3 Enforceability; Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by the Executive and the Company (or its affiliates, where applicable), other than those arising under Section 6, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies provided under Section 6.2, shall be submitted to arbitration in Orlando, Florida in accordance with Florida law and the procedures of the American Arbitration Association. The determination of the arbitrators shall be conclusive and binding on the Company (or its affiliates, where applicable) and the Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

                 7.4 Attorneys' Fees. In the event of any legal proceeding (including an arbitration proceeding) relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys' fees incurred by the prevailing party in connection with such proceeding.

                                                                     EXHIBIT A-3




                 7.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:
                              (i)       If to the Company, to:

                                        400 East South Street
                                        Suite 500
                                        Orlando, Florida  32801
                                        Attention:  Gary M. Ralston
                                        Facsimile: (407) 648-8756

                                        with a copy in either case to:

                                        Shaw, Pittman, Potts & Trowbridge
                                        2300 N Street, N.W.
                                        Washington, D.C.  20037
                                        Attention:  Thomas H. McCormick, Esq.
                                        Facsimile:  (202) 663-8007

                              (ii)      If to the Executive, to:

                                        James M. Seneff, Jr.
                                        1300 Summerland Avenue
                                        Winter Park, FL  32789

                                        with a copy in either case to:

                                        Rogers & Wells
                                        200 Park Avenue
                                        New York, New York 10166
                                        Attention: Jay L. Bernstein, Esq.
                                        Facsimile:  (212) 878-8527

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

                 7.6 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either).

                                                                     EXHIBIT A-3




                 7.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                 7.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                 7.9 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

                 7.10 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law. No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

                 7.11 No Duty to Mitigate. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event the Executive does mitigate.

                 7.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

                 7.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

                 7.14 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 6, 7.3, 7.4 and 7.10 and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.3, 7.4 and 7.10) shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

                                                                     EXHIBIT A-3




                 7.15 Existing Agreements. Executive represents to the Company that the Executive is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit the Executive from executing this Agreement or limit the Executive's ability to fulfill the Executive's responsibilities hereunder.

                 7.16 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

                 7.17 Parachute Provisions. If any amount payable to or other benefit receivable by the Executive pursuant to this Agreement is deemed to constitute a Parachute Payment (as defined below), alone or when added to any other amount payable or paid to or other benefit receivable or received by the Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates on such Parachute Payments and on any payments under this Section 7.17 ) as if no excise taxes had been imposed with respect to Parachute Payments. The amount of any payment under this Section 7.17 shall be computed by a certified public accounting firm mutually and reasonably acceptable to the Executive and the Company, the computation expenses of which shall be paid by the Company. "Parachute Payment" shall mean any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

        IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                        COMMERCIAL NET LEASE REALTY, INC.



                                        By:
                                           ----------------------------------
                                           Its: President

                                        -------------------------------------
                                                   James M. Seneff, Jr.

                                                                       EXHIBIT B


                                    FORM OF
                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of ______, 1997, by and among COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (the "Company"), and ROBERT A. BORNE, KEVIN B. HABICHT, GARY M. RALSTON and CNL GROUP, INC., a Florida corporation, (collectively, the "Shareholders").

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger among the Company, Net Lease Realty II, Inc., a Maryland corporation and wholly-owned subsidiary of the Company, CNL Realty Advisors, Inc., a Florida corporation ("CNL Advisors"), and the Shareholders of CNL Advisors, dated as of May 15, 1997 (the "Merger"), the Shareholders received up to 2,200,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), in exchange for 96.9% of the outstanding shares of capital stock of CNL Advisors;

         WHEREAS, the Shareholders have been granted certain registration rights with respect to the shares of Common Stock received in connection with the Merger; and

         WHEREAS, the Company and the Shareholders desire to set forth the rights and obligations of the parties with respect to such registration rights.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Common Stock" shall have the meaning set forth in Paragraph one of the Recitals.

         "Demand Registration Request" shall have the meaning set forth in
Section 4.1 hereof.

         "Company" shall mean Commercial Net Lease Realty, Inc., a Maryland corporation.

         "Demand Registration Rights" shall mean the rights of the Holders to have a Registration Statement filed by the Company with respect to the Registrable Securities held by the Holders in accordance with the provisions of
Section 4 hereof.

         "Demanding Holders" shall have the meaning set forth in Section 4.1 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B




         "Filing Notice" shall have the meaning set forth in Section 3.1 hereof.

         "Holders" shall mean the Shareholders or any Permitted Transferee of a Shareholder, and, with respect to a Permitted Transferee, only if such Shareholder has granted rights under this Agreement to such Permitted Transferee; and "Holder" shall mean any one of them.

         "Merger" shall have the meaning set forth in Paragraph one of the Recitals.

         "Permitted Transferee" shall have the meaning set forth in Section 2 hereof.

         "Piggyback Registration Rights" shall mean the rights of the Holders, in accordance with the provisions of Section 3 hereof, to have their Registrable Securities included in any Registration Statement filed by the Company with respect to the sale of Common Stock or filed by any other shareholders of the Company.

         "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         "Registrable Securities" means the aggregate number of shares of Common Stock issued by, or to be issued by, the Company to the Shareholders in connection with the Merger and shall include all shares of Common Stock received by the Holders pursuant to a stock split, stock dividend or other recapitalization of the Company. For the purposes of this Agreement, such shares of Common Stock shall cease to be Registrable Securities on the Rule 144 Eligibility Date or, if earlier, on such date on which (a) a Registration Statement covering such shares has been declared effective and such shares have been disposed of pursuant to such effective Registration Statement, or (b) all of the Registrable Securities are eligible for sale (other than pursuant to Rule 904 of the Securities Act), in the opinion of counsel to the Company, in a single or multiple transactions exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions with respect to such shares and all restrictive legends with respect to the certificates evidencing such shares are or may be removed upon the consummation of such sale.

         "Registration Period" shall mean the period commencing on the date the Merger is effective and ending at the earlier of (i) such time as no Holder owns any Registrable Securities or (ii) the Rule 144 Eligibility Date.

         "Registration Statement" means any registration statement filed by the Company under the Securities Act that covers any of the Registrable Securities, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits thereto and all material incorporated by reference in such registration statement.

                                                                       EXHIBIT B




         "Rule 144 Eligibility Date" means the date on which all shares of Common Stock issued by the Company to the Shareholders in the Merger and the other shares of Common Stock defined as Registrable Securities herein may be sold under Rule 144 of the Securities Act by each holder within three months of such date within the volume limitations of Rule 144(e).

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Selling Holder Information" shall mean information either furnished in writing by or on behalf of a Selling Holder for use in the Registration Statement or Prospectus.

         "Selling Holders" when used with respect to a Registration Statement, shall mean those Holders whose Registrable Securities are included in a Registration Statement pursuant to an exercise by such Holders of their Piggyback Registration Rights or their Demand Registration Rights.

         "Shareholders" shall mean Robert A. Borne, Kevin B. Habicht, Gary M. Ralston and CNL GROUP, INC., a Florida corporation.

         "Underwriter(s)" shall mean any one or more investment banking or brokerage firms to or through whom the Holders or the Company, as the case may be, may offer and sell Registrable Securities pursuant to a transaction requiring the filing of a Registration Statement under the Securities Act, including one or more of such firms who shall manage such public offering through such Underwriters and that are referred to herein as "Managing Underwriter(s)."

         2.      Permitted Transferees.

                 Any Shareholder may transfer any of the Registrable Securities held by such Shareholder, (i) to the spouse, siblings or issue or spouses of siblings or issue of such Shareholder; (ii) to a trust or custodial account for the sole benefit of such Shareholder or the spouse, siblings or issue or spouses of siblings or issue of such Shareholder, (iii) to a partnership, limited liability company or other entity, the majority and controlling equity owners of which are a shareholder or the spouse, siblings or issue or spouses of siblings or issue of such Shareholder or any trust referred to in clause
(ii) above; (iv) to the personal representative of a Shareholder upon the death of such Shareholder for the purposes of administration of such Shareholder's estate or upon the incompetency of such Shareholder for the purposes of the protection and management of such Shareholder's assets, but such personal representative may not transfer such Registrable Securities other than as permitted under this Agreement; (v) to a charitable foundation (subject to receipt by the Shareholder of written approval from the Company, such approval not to be unreasonably withheld); or (vi) to the Company (a "Permitted Transferee").

                                                                       EXHIBIT B




         3.      Piggyback Registration Rights.

                 3.1 If the Company proposes to file a registration statement under the Securities Act with respect to any proposed public offering by the Company or by any holders of any class of securities of the Company (i) prior to the Registration Period, and the Company reasonably expects such registration statement to be declared effective during the Registration Period, or (ii) during the Registration Period, the Company shall, not later than 30 days prior to the proposed date of filing of such registration statement with the SEC under the Securities Act, give written notice (a "Filing Notice") of the proposed filing to each Holder, which notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended). During the Registration Period, each Holder may elect, by written notice to the Company (which notice shall specify the aggregate number of Registrable Securities proposed to be offered and sold by such Holder pursuant to such Registration Statement, the identity of the proposed seller thereof, and a general description of the manner in which such person intends to offer and sell such Registrable Securities) given within 15 days after receipt of the Filing Notice from the Company, to have any or all of the Registrable Securities owned by such Holder included in such Registration Statement, and the Company shall include such Registrable Securities in such Registration Statement. If the Managing Underwriter(s) or Underwriters (in the case of an underwritten registration) or the Company (in the case of a nonunderwritten registration covering a primary offering by the Company) should reasonably object to the exercise of the Piggyback Registration Rights with respect to such Registration Statement, then in the discretion of the Company, either:

                                  (i)      the Registrable Securities of the
                 Selling Holders shall nevertheless be included in such Registration Statement subject to the condition that the Selling Holders may not offer or sell their Registrable Securities included therein for a period of up to 90 days after the initial effective date of such Registration Statement, whereupon the Company shall be obligated to file one or more post-effective amendments to such Registration Statement to permit the lawful offer and sale of such Registrable Securities for a reasonable period thereafter beginning at the end of such lock-up period and continuing for such period, not exceeding 120 days, as may be necessary for the Selling Holders, Underwriters and selling agents to dispose of such Registrable Securities; or

                                  (ii)     if the Managing Underwriter(s) (in
                 the case of an underwritten registration) or the Company (in the case of a nonunderwritten registration covering a primary offering by the Company) should reasonably determine that the inclusion of such Registrable Securities, notwithstanding the provisions of the preceding clause (i), would materially adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends inclusion in such Registration Statement of fewer or none of the Registrable Securities of the Holders, then (x) if the Managing Underwriter(s) or the Company, as applicable, recommends the inclusion of fewer Registrable Securities, the number of Registrable Securities of the Holders included in such Registration Statement shall be reduced pro-rata among such Holders (based upon the number

                                                                       EXHIBIT B




                 of Registrable Securities requested to be included in the registration), or (y) if the Managing Underwriter(s) or the Company, as applicable, recommends the inclusion of none of such Registrable Securities, none of the Registrable Securities of the Holders shall be included in such Registration Statement

                 3.2 Unless otherwise required by law, rule or regulation, if Registrable Securities owned by Holders who have made the election provided in Section 3.1 are included in such Registration Statement, the Company shall bear and pay all fees, costs, and expenses incident to such inclusion, including, without limitation, registration fees, exchange listing fees and expenses, legal fees of Company counsel (including blue sky counsel), printing costs and costs of any special audits or accounting fees. Each Selling Holder shall pay all underwriting discounts and commissions with respect to its Registrable Securities included in the Registration Statement, as well as fees or disbursements of counsel, accountants or other advisors for the Selling Holder and all internal overhead and other expenses of the Selling Holder.

                 3.3 The rights of the Holders under this Section 3 are solely piggyback in nature, and nothing in this Section 3 shall prevent the Company from reversing a decision to file a Registration Statement or from withdrawing any such Registration Statement before it has become effective.

                 3.4 The Holders shall have the right, at any time during the Registration Period, to exercise their Piggyback Registration Rights pursuant to the provisions of this Section 3 on any number of occasions that the Company shall determine to file a registration statement.

                 3.5 The Piggyback Registration Rights granted pursuant to this Section 3 shall not apply to (a) a registration relating solely to employee stock option, purchase or other employee plans, (b) a registration related solely to a dividend reinvestment plan or (c) a registration on Form S-4 or Form S-8 or any successor Forms thereto.

                 3.6 In the event that there is a reduction in the number of Registrable Securities to be included in a registration statement to which Holders have exercised Piggyback Registration Rights, the Company shall so advise all Holders participating that the number of securities of Registrable Securities that may be included in the registration shall be reduced pro rata among such Holders (based on the number of Registrable Securities requested to be included in the registration); provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling securityholders who also have exercised piggyback registration rights pursuant to agreements other than this Agreement, as such percentage reductions shall be determined in the good faith judgment of the Company based on the advice of the managing underwriter of the offering. If Holders have exercised Piggyback Registration Rights with respect to a registration statement which is being filed as a result of the exercise of demand registration rights by other securityholders, the securityholders exercising their demand registration rights shall have the right, in the event of any reduction of securities covered by such registration statement, to have all of

                                                                       EXHIBIT B




their registrable securities included in such registration statement before inclusion of any Registrable Securities of Holders exercising their Piggyback Registration Rights.

         4.      Demand Registration Rights.

                 4.1 In addition to, and not in lieu of, the Piggyback Registration Rights set forth under Section 3, at any time after the effective date of the Merger and during the Registration Period, any Holder may deliver to the Company a written request (a "Demand Registration Request") that the Company register any or all of the Registrable Securities owned by such Demanding Holders (as hereinafter defined) (provided that the aggregate offering price of all such Registrable Securities actually included in the Demand Registration equals $5 million or more) and any other Holders that may elect to be included pursuant to Section 4.2 hereof under the Securities Act and the state securities or blue sky laws of any jurisdiction designated by such Selling Holders (subject to Section 9), subject to the provisions of this
Section 4. The requisite Holders making such demand are sometimes referred to herein as the "Demanding Holders." The Company shall, as soon as practicable following the Demand Registration Request, prepare and file a Registration Statement (on the then appropriate form or, if more than one form is available, on the appropriate form selected by the Company) with the SEC under the Securities Act, covering such number of the Registrable Securities as the Selling Holders request to be included in such Registration Statement and to take all necessary steps to have such Registrable Securities qualified for sale under state securities or blue sky laws. The Company shall use its best efforts to file such Registration Statement no later than 30 days following the Demand Registration Request. Further, the Company shall use its best efforts to have such Registration Statement declared effective by the SEC (within the meaning of the Securities Act) as soon as practicable thereafter and shall take all necessary action (including, if required, the filing of any supplements or posteffective amendments to such Registration Statement) to keep such Registration Statement effective to permit the lawful sale of such Registrable Securities included thereunder for the period set forth in Section 6 hereof, subject, however, to the further terms and conditions set forth in Sections 4.3, 4.4, 4.5, 4.6, and 4.7 hereof.

                 4.2 No later than 10 days after the receipt of the Demand Registration Request, the Company shall notify all Holders who have not joined in such request of the proposed filing, and such Holders may, if they desire to sell any Registrable Securities owned by them, by notice in writing to the Company given within 15 days after receipt of such notice from the Company, elect to have all or any portion of their Registrable Securities included in the Registration Statement.

                 4.3 The Holders, in the aggregate, may only exercise the Demand Registration Rights granted pursuant to this Section 4 two times. The Company shall only be required to file one Registration Statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to the exercise by the Demanding Holders of their Demand Registration Rights pursuant to the provisions of this Section 4.

                                                                       EXHIBIT B




                 4.4 In the event that preparation of a Registration Statement is commenced by the Company in response to the exercise by the Demanding Holders of the Demand Registration Right, but such Registration Statement is not filed with the SEC, either at the request of the Company or at the request of the Demanding Holders, for any reason, the Demanding Holders shall not be deemed to have exercised a Demand Registration Right pursuant to this Section 4, except that, if such Registration Statement is not filed after the commencement of preparation thereof at the request of the Demanding Holders, then the Selling Holders whose Registrable Securities were proposed to be included therein shall be required to bear the fees, expenses and costs incurred in connection with the preparation thereof.

                 4.5 In the event that any Registration Statement filed by the Company with the SEC pursuant to the provisions of this Section 4 is withdrawn prior to the completion of the sale or other disposition of the Registrable Securities included thereunder, then the following provisions, whichever applicable, shall govern:

                                  (i)      If such withdrawal is effected at
                 the request of the Company for any reason other than the failure of all the Selling Holders to comply with their obligations hereunder with respect to such registration, then the filing thereof by the Company shall be excluded in determining whether the Holders have exercised their Demand Registration Rights hereunder with respect to the filing of such Registration Statement.

                                  (ii)     If such withdrawal is effected at
                 the request of the Selling Holders, then the filing thereof by the Company shall be deemed an exercise of a Demand Registration Right with respect to the filing of such Registration Statement.

                 4.6 The Company shall bear and pay all fees, costs and expenses incident to such Registration Statement and incident to keeping it effective and in compliance with all federal and state securities laws, rules, and regulations for the period set forth in Section 6 hereof (including, without limitation, registration fees, blue sky qualification fees, exchange listing fees and expenses, legal fees of Company counsel (including blue sky counsel), printing costs, costs of any special audits and accounting fees). Each Selling Holder shall pay fees or disbursements of counsel, accountants or other advisors for the Selling Holder and any underwriting discounts and commissions with respect to its Registrable Securities and any internal, overhead and other expenses of the Selling Holders.

                 4.7 Whenever a decision or election is required to be made hereunder by the Demanding Holders or the Selling Holders, such decision or election shall be made by a vote of holders of a majority of the Registrable Securities owned by such Demanding Holders or Selling Holders, as the case may be; provided, however, any decision to withdraw a Demand Notice shall be made unanimously by the Demanding Holders.

                                                                       EXHIBIT B




                 4.8 In the event that there is a limitation on the number of securities which may be covered by such Registration Statement, the Selling Holders shall have the right with respect to any such Registration Statement filed as a result of their Demand Registration Request to include their Registrable Securities prior to the inclusion of any other securityholder exercising piggyback registration rights.

                 4.9 The Selling Holders shall have the right, with respect to any Registration Statement to be filed as a result of a Demand Registration Request, to determine whether such registration shall be underwritten or not and to select any such underwriter, provided such underwriter is satisfactory to the Company, which consent will not be unreasonably withheld.

         5. Information to be Furnished. In the event any of the Registrable Securities are to be included in a Registration Statement under
Section 3 or 4, the Selling Holders and the Company shall furnish the following information and documents:

                 5.1 The Selling Holders will furnish to the Company all information required by the Securities Act to be furnished by sellers of securities for inclusion in the Registration Statement, together with all such other information which the Selling Holders have or can reasonably obtain and which may reasonably be required by the Company in order to have such Registration Statement become effective and such Registrable Securities qualified for sale under applicable state securities laws.

                 5.2 The Company, before filing a Registration Statement, amendment or supplement thereto, will furnish copies of such documents to legal counsel selected by the Selling Holders. In addition, the Company will make available for inspection by any Selling Holder or by any Underwriter, attorney or other agent of any Selling Holder or Underwriter all information reasonably requested by such persons. All nonpublicly available information provided to any Selling Holder, Underwriter or any attorney or agent of any Selling Holder or Underwriter shall be kept strictly confidential by such Selling Holder, Underwriter or attorney or agent of such Selling Holder or Underwriter so long as such information remains nonpublic.

                 5.3 The Company will promptly notify each Selling Holder of the occurrence of any event which renders any Prospectus then being circulated among prospective purchasers misleading because such Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and the Company will amend the Prospectus so that it does not contain any material misstatements or omissions and deliver the number of copies of such amendments to each Selling Holder as each Selling Holder may require.

         6. Registration to Be Kept Effective. In connection with any registration of Registrable Securities pursuant to this Agreement, the Company shall, at its expense, keep effective and maintain such registration and any related qualification of Registrable Securities under state securities laws for such period not exceeding 120 days as may be necessary for the Selling Holders, Underwriters and selling agents to dispose of such Registrable Securities, from time to time to amend or supplement the Prospectus used in connection therewith to the extent

                                                                       EXHIBIT B




necessary to comply with applicable laws, and to furnish to such Selling Holders such number of copies of the Registration Statement, the Prospectus constituting a part thereof, and any amendment or supplement thereto as such Selling Holders may reasonably request in order to facilitate the disposition of the registered Registrable Securities.

         7. Conditions to Company's Obligations. The obligations of the Company to cause the Registrable Securities owned by the Holders to be registered under the Act are subject to each of the following limitations, conditions and qualifications:

                 (a) The Company shall be entitled to postpone for a reasonable period of time up to three (3) months the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 4 hereof, if the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company, and the Company promptly gives the Holders written notice including an explanation of such determination. If the Company shall so postpone the filing of a Registration Statement, the Selling Holders shall have the right to withdraw the Demand Registration Request by giving written notice to the Company within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such Demand Registration Request shall not be counted for purposes of the Demand Registration Requests to which the Holders are entitled pursuant to Section 4 hereof).

                 (b) The Company shall not be required to file any Registration Statement pursuant to this Agreement in connection with a Demand Registration Request made less than 90 days after the effective date of any Registration Statement filed by the Company (other than registrations statements filed on Form S-4, Form S-8, or any successor forms thereto) if (i) the Managing Underwriter(s) associated with such prior Registration Statement reasonably objects to such Demand Registration Request or has otherwise precluded the Company from filing a registration statement within such 90-day period and (ii) the Selling Holders filing such Demand Registration Request were able to include in such prior Registration Statement pursuant to their Piggyback Registration Rights at least one-third of the amount of the Registrable Securities that they had notified the Company they desired to have been included in such prior Registration Statement.

                 (c) The Company may require, as a condition to fulfilling its obligations to register the Registrable Securities under Sections 3 or 4 hereof, that the Selling Holders execute reasonable and customary indemnification agreements for the benefit of the Underwriters of the registration; provided, however, a Selling Holder shall not be required to indemnify the Underwriters except with respect to Selling Holder information.

                                                                       EXHIBIT B




                 (d) The Company shall not be required to fulfill any registration obligations under this Agreement, if the Company provides the Holders with an opinion of counsel reasonably acceptable to such Holders stating that the Holders are free to sell in the manner proposed by them the Registrable Securities that they desired to register without registering such Registrable Securities or such Registrable Securities can be sold under Rule 144 of the Securities Act, or otherwise without registration in the open market in compliance with the Securities Act, without regard to volume restrictions.

                 (e) The Company shall not be obligated to file any Registration Statement pursuant to this Agreement in connection with a Demand Registration Request at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year, unless the Selling Holder(s) agree to pay the cost of any such additional audit.

         8. Exchange Listing. In the event any Registrable Securities are included in a Registration Statement under Section 3 or 4 hereof, the Company will exercise reasonable efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or any other exchange(s) on which the Common Stock is then listed.

         9. Registration Under State Securities Laws. The Company shall use its best efforts to register or qualify any Registrable Securities included in a Registration Statement pursuant to Section 3 or 4 hereof under state "blue sky" or similar securities laws in such jurisdictions as the Selling Holders reasonably request and to take such other action as may be reasonably necessary to enable the Selling Holders to sell their shares of Registrable Securities in the jurisdictions where such registration or qualification was made, provided that the Company will not be required to qualify to do business in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any jurisdiction in which it has not executed such a consent.

         10.     Indemnification.

                 10.1 The Company will indemnify and hold each Selling Holder, its partners, officers, directors and agents (including sales agents and Underwriters) and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the Selling Holder or any of the foregoing, harmless to the maximum extent permitted by law, from and against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from a claim that any Registration Statement, Prospectus or amendment thereof or supplement thereto, which includes Registrable Securities to be sold by such Selling Holder, contains a material misstatement or omission, unless such claim is based upon Selling Holder Information or resulting from the Selling Holder's failure to deliver a current Prospectus as required under the Securities Act; and each such Selling Holder will indemnify and hold harmless the Company, its directors, officers and agents and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the Company against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from any such claim relating to Selling Holder Information.

                                                                       EXHIBIT B




                 10.2 Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 10 or otherwise to the extent such omission did not materially prejudice the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there exists a conflict of interest between the indemnifying party and any indemnified party or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to, and inconsistent or in conflict with, those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No settlement of an action against any party under this Section 10 shall bind the other party unless such other party agrees in writing to the terms of such settlement (which agreement will not be unreasonably withheld).

                 10.3 The obligation of the indemnifying party to indemnify the indemnified party under this Section 10 shall, in each case, be in addition to any liability which the indemnifying party may otherwise have hereunder or otherwise at law or in equity.

                 10.4 If the indemnification provided for in this Section 10 from the indemnifying party is applicable in accordance with its terms but for any reasons is held to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative faults of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other

                                                                       EXHIBIT B




relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10.1 and 10.2 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         11. Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation adopted by the SEC. The Company shall, upon the request of any holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

         12.      Miscellaneous.

                 12.1 Amendments and Waivers. Subject to Section 12.2, this Agreement may be modified or amended only by a writing signed by the Company and each of the Shareholders. No modification or amendment to this Agreement shall require the consent of any Permitted Transferee.

                 12.2 Third Party Beneficiaries. Any Permitted Transferee shall be a third party beneficiary or intended beneficiary to the agreement made hereunder by a Shareholder so long as such Shareholder has granted rights under this Agreement to Permitted Transferee, and any such third party beneficiary shall have the right to enforce such Agreement directly to the extent it deems such enforcement necessary or advisable.

                                                                       EXHIBIT B




                 12.3 No Waiver. No failure to exercise and no delay in exercising, on the Company's or the Holders' part, of any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                 12.4 Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

                 12.5 Limitation of Registration Rights. Nothing contained in this Agreement shall create any obligation on behalf of the Company to register under the Securities Act any securities which are not shares of Common Stock.

                 12.6 Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Holders and their respective successors and assigns. Without limiting the generality of the foregoing, each Holder's registration rights granted hereunder shall be transferable to and exercised by any Permitted Transferee of Registrable Securities.

                 12.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

                 12.8 Separability of Provisions. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 12.9 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be by telecopy, facsimile transmission (confirmed by U.S. mail), telegraph, hand delivery or mailed by certified or registered mail postage prepaid, returned receipt requested, to the addresses set forth below or to such other address as any party may advise the other party in a written notice given in accordance with this Section.

                 If to the Company:     Commercial Net Lease Realty, Inc.
                                        400 East South Street
                                        Suite 500
                                        Orlando, Florida  32801
                                        Attn.:  Gary M. Ralston

                 If to the Holders:     To the respective addresses set
                                        forth in the records of the Company

Any notice or other communication so addressed and so mailed shall be deemed to have been given when duly delivered or sent.

                                                                       EXHIBIT B




         12.10 Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. The descriptive headings of the several sections and subsections hereof are for convenience only and shall not control or affect the meaning of construction of any of the provisions hereof.

         12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed be an original, but all of which together shall constitute a single original instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        THE COMPANY:

                                        COMMERCIAL NET LEASE REALTY, INC.



                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------



                                        THE SHAREHOLDERS:



                                        -------------------------------------
                                        Robert A. Borne


                                        -------------------------------------
                                        Kevin B. Habicht


                                        -------------------------------------
                                        Gary M. Ralston


                                        -------------------------------------
                                        CNL Realty Advisors, Inc.



                                        By:
                                            ---------------------------------
                                            James M. Seneff, Jr., President